SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8K

        Current Report Pursuant to Section 13 or 15 (d) of the Securities
                         Exchange Act of 1934

                         February 13, 2001
                           Date of Report

                 (Date of Earliest Event Reported)

                         MERIDIAN CO. LTD
                     __________________________
                  (Name of Small Business Issuer)


Republic of Korea                   0-30257               Not Applicable
________________________          ___________          ______________________
(State or Other Jurisdiction  Commission File Number   I.R.S. Employer
Incorporation or Organization)                         Number Identification

                          3F Medison Venture Tower
                           997-4 Daechi-Dong,
                           Kangnam-Ku, Seoul,
                           Republic of Korea.
                            Zip Code 135-280
         _________________________________________________________
       (Address of Principal Executive Offices including Zip Code)


       Tel No.: 82-22-194-3340         Fax No.: 82-22-194-3333
                     _______________________
                  (Issuer's Telephone Number)


Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act: None

Common Stock Par Value 5,000 Won per share
(Title of Class)

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                 INFORMATION TO BE INCLUDED IN THE REPORT

Convention

     In this Form 8K all references to "Korea" herein are references to The Republic of Korea. All references to the "Government" are references to the government of Korea. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of Meridian Co. Ltd. par value 5000 Won per share (the "Company"). All references to "KOSDAQ" herein are references to the Korea Securities Dealers Automated Quotation System. All references to "SEC" are references to the United States Securities and Exchange Commission.

     References to "Won" or "W" are to the currency of Korea and all references to "Dollars", "$", or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain Won amounts into Dollars at specified rates. All translations from Won to Dollar were made (unless otherwise indicated) at the noon buying rate in The City of New York for cable transfers in Won per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, the translation of Won into Dollars have been made at the noon buying rate in effect on January 31, 2001, which was 1264.6 Won to US$1.00. No representation is made that the Won or US$ amounts referred to herein could have been or could be converted into US$ or Won, as the case may be, at any particular rate or at all. On February 8, 2001, the noon buying rate was 1265.66 Won to US$1.00.

Exchange Rate Information

     The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Won or Dollar amounts referred to herein could have been or could be converted into Dollars or Won, as the case may be, at any particular rate, or at all.

Year Ended         At End of     Average Rate    High     Low
December 31        Period        Per $1.00US

1994               W792.7        W805.3          W816.6   W790.6

1995                775.8         771.2           797.5    758.5

1996                847.5         807.7           849      775.8

1997               1695           988.1          1960      845.5

1998               1206          1404.7          1812     1196

1999               1136          1187.7          1241.8   1124.5

2000               1265          1187.7          1146.5   1105

* The average of the noon buying rates on the last date of each month (or a portion thereof) during the period.

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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a)     MERGER AGREEMENT.

     Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated February 6, 2001, Meridian Co. Ltd. (the
"Company"), a Korean corporation, acquired all the outstanding shares of common stock of By George Holding, Corp. ("By George"), a
Georgia corporation, from the shareholders thereof in an exchange of an aggregate of 68,142 shares of common stock of the Company and other consideration of payments of certain fees and expenses. (the "Acquisition"). Immediately following the Acquisition, ABR Meridian (Georgia) Inc. ("Subco"), a Georgia corporation and a wholly-owned subsidiary of the Company merged with By George (the "Merger") in a transaction in which the Subco becomes the surviving corporation.


     The Acquisition was approved by the unanimous consent of the Board of Directors of By George and its shareholders on February 6, 2001. The Acquisition was effective on February 9, 2001. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on February 9, 2001. The Merger was effective on February 12, 2001. The Acquisition and Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-13(a) of the General Rules and Regulations of the Securities and Exchange Commission ("SEC"), the Company elected to become the successor issuer to By George for reporting purposes under the Securities Exchange Act of 1934, as amended (the "1934 Act") and elects to report under the 1934 Act effective February 12, 2001.

     A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.


(b)     CONTROL OF THE COMPANY

     The Company had 567,853 shares of common stock, par value
5,000 Won per share, issued and outstanding prior to the Acquisition, and 635,995 shares issued and outstanding following the Acquisition. By George had 100 shares of common stock no par value issued and outstanding prior and after the Acquisition.

     It is anticipated that the Company will at the next meeting of its shareholders, scheduled for February 15, 2001 seek approval from its shareholders to forward split all of its outstanding common shares on the basis of 10 new shares of common stock of the Company for each issued share of common stock of the Company resulting in a total of 6,359,950 shares of common shares in the capital stock of the Company being issued and outstanding.

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     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of February 13, 2001, after taking into effect the Acquisition of: (a) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding common stock, (b) each of the Company's directors and officers, and (c) all directors and officers of the Company, as a group:



NAME AND ADDRESS OF                 AMOUNT STOCK             PERCENTAGE OF
BENEFICIAL OWNER AND                BENEFICIALLY             CLASS
POSITION WITH THE                   OWNED
COMPANY

Myeong Hyeon-seong                  51,244 common shares     8.15%
#997-4 Daechi-dong
Gangnam-gu, Seoul, Korea
President, CEO and Director

Park Sang-ryul                      3,500 common shares      0.6%
687-6 Sangoan-ri,
Hongchun-eup, Hongchun-
kun, Kangwon-do, Korea
Director

Lee Su-rang                         8,007 common shares      1.3%
#997-4 Daechi-dong
Gangnam-gu,
Seoul, Korea
Director, Manager of
Research and Development

Lee Doo-Hyun                        nil                      nil
#997-4 Daechi-dong
Gangnam-gu,
Seoul, Korea
Diector

Hee-yo Park                         3,303 common shares      0.51%
#974-4 Daechi-dong
Gangnam-gu, Seoul, Korea
Officer

EZ Digital Co. Ltd                  83,333 common shares     13.1%
7th Floor, Bitbil #1327-33
Seocho-dong Seocho-gu,
Seoul, Korea

Medison Co. Ltd.                    125,824 common shares    19.82%
Yangdeokwon-ri 114, Nam-
myeon, Hongcheon-gun
Gangweon-do Province
Korea

All Officers and Directors          66,054 common shares     10.4%
as a Group



     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock, which may be acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)     CRITERIA FOR MERGER

     The consideration exchanged pursuant to the Acquisition
Agreement was negotiated between By George and the Company.

     In evaluating the Acquisition, By George used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. By George determined that the consideration for the Merger was reasonable. In evaluating By George, the Company placed a primary emphasis on By George's status as a reporting company under Section 12(g) of the 1934 Act, as amended, and By George's facilitation of the Company becoming a reporting company under the 1934 Act.

(b)     CORPORATE HISTORY OF THE COMPANY

     The Company was incorporated in Korea on November 9, 1994 for the purpose of developing and manufacturing medical devices, particularly in the Oriental and Natural medicine fields.

     In July 1998, the Company completed the acquisition of Hippo Medical Devices Land Co. Ltd. ("Hippo"), a Korean company that was engaged in selling medical equipment. Major products that were sold by Hippo included the Company's Life Functioning Diagnosing System and IR-2000, electrocardiograph equipment, automatic sphygmomanometer and body fat level measuring devices. These products were used in various hospitals and medical clinics locally as well as internationally. The acquisition of Hippo was a synergistic effect whereby the sales and distribution offices of Hippo were consolidated with the research and manufacturing divisions of the Company. Management believed the acquisition would increase revenues, create a stabilized sales network in Korea, and contribute to the international competitiveness of the Company. The acquisition was accomplished by the Company acquiring all of the issued and outstanding shares of Hippo for consideration of the issuance of 84,000 shares of the Company.

     On August 30, 1999, the Company transferred certain assets and liabilities relating to two product lines that it was carrying on behalf of other companies, to Medicore Co. Ltd., a Korean company. These product lines included the Urea Breath Test Device ("UBT") and Infra-
Red Imaging System ("IR-2000").   The transfer resulted in the release
of certain liabilities in the amount of $1,284,956. The transfer was completed on December 31, 1999.

     On November 3, 2000 the Company received clearance from the Food and Drug Administration of the United States Public Health
Service (the "FDA") to market two of its products: the Meridian-II and Meridian-Plus as Class 2 products in the United States.

Business of the Company

     The Company is engaged in the research, development, manufacturing and sales of medical devices for the Oriental and Natural/Alternative Medicine markets.

     The Company's products cross all the boundaries of health care disciplines and are useful in the practice of medicine, osteopathy, homeopathy, naturopathy, acupuncture and other complementary disciplines. If stress or imbalance is detected in a patient, the Company's products can identify the meridian imbalances in a person's body and assist the practitioner in recommending a course of treatment or therapy to alleviate the stress or to restore balance to the body's meridian systems.

     The Company currently sells four different product lines, including Meridian, ABR-2000, LAPEX-2000 and Hemoscope Blood
Analyzer, to healthcare practitioners throughout the world. The
Meridian lines of products are computer assisted assessment and diagnostic devices. The ABR-2000 is a stress assessment and diagnostic device that identifies the areas of the human body that are experiencing trauma due to the effects of stress. The LAPEX-2000 is a semiconductor laser therapeutic device. The Hemoscope consists of a high-powered microscope that assesses a person's blood for the possible detection of causes of functional diseases.

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     The Company's major customers are public health centers,
Oriental medicine hospitals and clinics as well as Western hospitals and clinics. The Company is currently selling its products in Korea, China, United States, South America and Southeast Asia.

     The Company has expanded and gained an international presence through a recent strategic acquisition. Meridian intends to expand its sales efforts internationally through establishing additional branch offices and sales and distribution agencies.

     The Company's goal is to become a leading supplier of medical devices to the Oriental and Natural/Alternative Medicine markets. The Company expects to accomplish this goal by:

- focusing on growing market applications;
- maintaining technological advances in product development;
- developing products aimed at new markets; and
- establishing strategic relationships with key suppliers and customers.

Offices of the Company

     The Company's facilities are as follows:

     Korean Corporate Office:     3rd Floor, Medison Venture Tower
                                  997-4 Daechi-dong,
                                  Kangnam-gu, Seoul,
                                  Korea, 135-280

                                  Tel No.: 82-22-194-3300
                                  Fax No.: 82-22-194-3333

     The Company has a 2-year renewable lease on its corporate office space. The lease expires on July 31, 2001. The corporate office space consists of 584.6 square meters.

     Korean Factory:              687-6, Sangoan-ri, Hogchon-yup,
                                  Hongchon-gun, Kangwon Province
                                  Korea, 250-804

                                  Tel No.: 82-33-434-8141
                                  Fax No.: 82-33-434-8144

     The Company owns the factory building and land. The building consists of 1,188 square meters.

Employees of the Company

      As of February 1, 2001, the Company has 39 employees; 7 employees in administration and finance; 12 employees in sales and marketing; 11 employees in manufacturing, operations and engineering; and 8 employees in research and development.

Assembly, Installation and Maintenance

     The Company's products are assembled from purchased and manufactured components at its factory in Kangwon Province, Korea.

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     Virtually all of the components making up the Company's products are readily available from outside domestic suppliers. Some of the components have been designed by the Company and/or are custom manufactured to its specifications. The Company tests and inspects incoming parts and components. While certain components used in the manufacturing of the Company's products are supplied by a single vendor to obtain volume economies, secondary sources are readily available in the event of delays in shipment.

Products of the Company

MERIDIAN LINE OF PRODUCTS

     The Meridian line of products includes the Meridian-II, Meridian Plus and Meridian Compact. These products are computer assisted assessment and diagnostic devices, which are based on the analysis technique, pioneered by Dr. Reinhold Voll, a German medical doctor. Termed Electro-Acupuncture according to Voll ("E.A.V."), the assessment process incorporates elements of Western science and principles of traditional Chinese medicine. Practitioners use electrical, magnetic, sonic, acoustic, microwave and infrared devices to screen for or treat health conditions by detecting imbalances in the body's energy field and then correcting them. E.A.V. works by measuring the meridian lines on the hands and feet that correspond to the different organs in the body. The purpose of E.A.V. is to establish a functional testing of organs and tissues by measuring their respective acupuncture points. The conductance (capacity to let the stimulation current through) of an organ or a tissue is measured in order to discover energetically unbalanced points knowing that the energetic equilibrium of the human organism is altered, among other things, by the negative ambiance influence exercised by some medications, stress, poisons, insecticides, viruses, bacteria, harmful electromagnetic fields and inflammations as well as certain aliments.

MERIDIAN-II

     The Meridian-II is a computer assisted assessment and diagnostic device that establishes a functional testing of organs and tissues by measuring their respective acupuncture points and delivers a complete computer drafted evaluation for analysis. If stress or imbalance is detected in a patient, the Meridian-II can identify the meridian imbalances in a person's body and also assist the practitioner in recommending a course of treatment or therapy to alleviate the stress or to restore balance to the body's meridian systems. This provides the health practitioner with the ability to detect a potential health problem and to treat it early before the problem manifests itself. The device also allows the practitioner to monitor the progress of corrective therapies.

     The device is in the structure of a cart that includes a touch screen monitor, computer, printer, a set of medical instruments and supplemental parts including hand and foot electrodes.

Aspects                 MERIDIAN-II Description

Features               -Point finder (ARC)
                       -MS WINDOWS 98
                       -Better curative effect (UPM)
                       -Easy operation (TOUCH SCREEN)
                       -Single body design

Structure              -Main body: CART in exclusive use
                       -PC
                           -CPU: P-233MHz, MEMORY: 32MB, HDD: 6.4GB
                           -OS: WINDOWS 98, CD ROM: 40X, VGA AGP 4MB
                           -15 inch Colour Monitor (Speaker inside), HP 930 C
                            Inkjet Printer
                       -A set of medical instruments
                           -PB-Electrode: DR/R/L/ST/TS
                           -Cable Set
                           -Band: S.L. 2ea
                       -Parts
                           -Hand electrode (BAZ 2ea, CMP 1ea): 3 ea
                           -Foot electrodes (left, right, foot stool): 1 set -Upper limited frequency of cable: 1set
                           -ARC PB: 1ea
                           -OPERATIONAL MANUAL: 1sheet
                           -MULTI TAP: 1 set
                           -MOUSE PAD: 1 ea

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MERIDIAN-PLUS

     Similar to the Meridian-II, the Meridian-Plus is a computer assisted assessment and diagnostic device, however, it comes in a different design and offers a computer as an option.

Aspects                 MERIDIAN-PLUS Description

Features                -Point finder (ARC)
                        -MS WINDOWS 98
                        -Better curative effect (UPM)
                        -Popular design

Structure               -Main Body: CART in exclusive use
                        -PC: (Optional)
                           -CPU: PIII-667MHz, MEMORY: 128MB, HDD: 10.2GB -OS: WINDOWS 98, CD ROM: 40X, VGA AGP 4MB
                           -MODEM: 56K FAX MODEM
                           -15 inch Color Monitor (Speaker inside), HP 930 C
                            Inkjet Printer
                        -A set of medical instruments
                           -PB-Electrode: DR/R/L/ST/TS
                           -Cable Set
                           -Band: S.L. each 2ea
                        -Parts
                           -Hand electrode (BAZ 2ea, CMP 1ea): 3ea
                           -Foot electrodes (left, right, footstool): 1set -Upper limited frequency of cable: 1set
                           -ARC PB: 1ea
                           -OPERATIONAL MANUAL: 1sheet
                           -MULTI TAP: 1set
                           -MOUSE PAD: 1ea

MERIDIAN-COMPACT

     The Meridian-Compact is a diagnostic device in the form of a portable unit. It does not come equipped with a computer and ancillary equipment.

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ABR-2000

     The ABR-2000 is a whole body screening stress assessment and diagnostic device that identifies the areas of the human body which are experiencing trauma due to the effects of stress. The device traces autonomic responsive conditions of the different types of stress-related diseases.

     The device sends a low-frequency impulse throughout the human body and detects minute physical changes by measuring electrophysiological responses of the autonomic nervous system. Irregular responses may indicate areas where organs or parts of the body are deteriorating due to stress. The patient stress analysis report is automatically produced in 5 minutes, allowing the health practitioner to quickly make recommendations to the patient.

     The device comes equipped with a one-touch assessment and diagnostic system and a printer.

Aspects           ABR-2000 Description

Features          -To diagnose the differentiation of pathological conditions in accordance with the eight principal syndromes
                  -Easy to operate
                      -One-touch automatic system allows the beginner to
                       operate it easily
                      -A medical assistant is able to measure it for the
                       medical specialist
                  -Very Positive Response from the Patients
                      -Right after measurement, the results print out in real
                       time
                      -Automatic measurement in 5 minutes
                      -No stress, non-invasive, and comfortable diagnosis -Print paper is reusable - available for chart storage and patient's chart

Structure             -Body: Single body
                      -A set of electrodes: Copper electrodes (a set of head,
                       hand, and foot electrodes)
                      -Plotter: Magnetic
                      -Pen: Red, blue, black
                      -Print paper: 300 papers

LAPEX-2000

     The LAPEX-2000 is a semiconductor laser therapeutic device, which applies a laser to the foci of the human body without damaging the skin tissue and in turn, promotes healing of any damaged skin tissue. The use of laser therapy facilities, among other things, increase of blood flow, vitalization of cells and increase of protein synthesis which can assist in the treatment of soft tissue damage, acute and chronic joint diseases, chronic pain and improvement of circulation.

     The LAPEX-2000 comes equipped with an advanced digital semiconductor laser.

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Aspect            LAPEX-2000 Description

Features          -Advanced digital semiconductor laser, solid curative
                   effect, semi-permanent
                  -No other supplies are necessary
                  -Non-invasive laser
                  -Practical for small spaces, easy to move

Structure         -Single Laser Probe (PW: Pulsed Wave): Trigger Point
                   Monitoring Function and Applying Laser to Trigger Point
                  -Multi Laser Probe (CW: Continuous Wave): To address the
                   largely affected parts
                  -Non-LIB/LIB Laser Probe (Intra/vascular Laser Irradiation of Blood): Non-invasive/Invasive venous blood, easy to operate, solid curative effect

HEMOSCOPE - BLOOD ANALYZER

     The Hemoscope is a digital-based blood analysis system. The system works by analyzing one drop of blood for conditions of red and white blood cells, clearness and nutritive conditions, as well as development of the immune bodies & diseases. It utilizes a powerful microscope using phase differences and dark vision to assess a person's blood for the possible detection of the causes of functional diseases.

     The Hemoscope comes equipped with microscope and ancillary components, a computer, monitor, modem and printer.


Aspects             Hemoscope Description


Features            -It is a PC image analysis system where one drop of blood
                     is analysed. It shows conditions of red and white blood cells, clearness and nutritive conditions of the blood, development of the immune bodies & diseases, etc.
                    -Comparing images is not available (Select a monitor and
                     a microscope)
                    -Clinical data and normal blood analysis
                    -Easy to convert database
                    -Image edition and storage functions are available
                    -Image printing function
                    -Slider fixed

Structure           -Main body
                        -Microscope
                        -Head: 3 eyes (3-way system)
                        -Eye lens: DIN ACH 10X(2PCS)
                        -Object lens: DIN ACH 10X, Iris 100X(OIL,
                         Achromatic)
                        -Stage: Angle of view (129 X 130mm), Mechanical
                         stage (Moving area: 35-75mm)
                        -Condenser: Dark Field Condenser (100x, Oil)
                        -Focus control: Macro-micro control coaxial
                        -Illuminator: 220V, 100W halogen lamp (Attached &
                         detached, Lamp Housing), luminous intensity controller
                        -Body: Aluminium die casting
                    -PC
                        -CPU: PIII-800MHz
                        -MEMORY: 256MB
                        -HDD: 30GB
                        -OS: WINDOWS 98
                        -CCD ROM: 40X
                        -MODEM: 56K FAX MODEM
                    -17 inch Color Monitor (Speaker inside)
                    -HP 930 C Inkjet Printer
                    -S/W (Image Grabber Included)
                    -Microscope
                    -Head: 3 Eyes (3way system)

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Other Products of the Company

EMT-2000

     The EMT-2000 is a medical device that provides a pulse type electromagnetic current to the human body, which in turn, increases the calcium density of cartilage cells in bone fractures. This device speeds up the formation of callus in the bone as well as increases the oxygen supply to the affected area. The use of the device speeds up the healing process both in the area of bone regeneration but also in the regeneration of damage soft tissue injuries.

     The development of the EMT-2000 has been completed. The product is in the process of being tested and reviewed by Korean government health agencies, similar to the FDA in the U.S. The
Company anticipates that it will launch the EMT-2000 in the 4th quarter of 2001.

Research and Development

     It is the goal of the Company to continually make enhancements and improvements to its products.

Proprietary Technology

     The Company has 6 registered patents at the Korea Industrial Property Office. The Company believes that Korean intellectual property laws and regulations afford owners of intellectual property protections similar to those enjoyed by owners of intellectual property in the United States. Korean intellectual property laws were amended at the end of 1995 to harmonize them with the Trade-Related Aspects of Intellectual Property Rights Agreement.

     The Company's registered patents are as follows:

Technology Description              Registration Number     Date of Registration

Insulation device of meridian       144993                  April-98
remedial apparatus

Diagnostic device using the         130791                  November-97
electric features of the human
body

Electrode ring device for home      236277                  September-99
treatment

Electrode clamp device for home     236276                  September-99
treatment

Automatic detection of meridians    210233                  April-99
by probe device

Medicament energy information       171667                  October-98
transferring
System

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Page 11

     The Company relies on a combination of patent and trade secrets to establish and protect the proprietary rights in its products. In order to protect and support current and future development of its products, the Company expects that it will continue to make application for patents at the Korea Industrial Property Office.

     The Company believes that the ownership of patents will be a significant factor in contributing to its business. However, the success of the Company will depend primarily on the innovative skills, technical competence and marketing abilities of its personal. In addition, there can be no assurances that the Company's current and future patent applications will be granted, or if granted, that the claims covered by the patents will not be reduced from those included in the Company's applications.

     Claims by third parties that the Company's current or future products infringe upon their intellectual property rights may have a material adverse effect on the Company. Intellectual property litigation is complex and expensive and the outcome of this litigation is difficult to predict. Any future litigation, regardless of outcome, may result in substantial expense to the Company and significant diversion of the Company's management and technical personal.

Regulatory Restrictions

     Use of the Company's products internationally is subject to various government regulatory requirements on a country-by-country basis. Europe, the U.S., Canada, Australia, Japan and China each have their own product certification systems. As a result, this has slowed the process for the Company to expand in the world market. Even if there are no technical difficulties, its products are directly involved with human life, and require that the Company obtain government approval in clinical safety of the products through various analysis and testing procedures.

     As noted below, the Meridian-II and the Meridian-Plus have received FDA approval to be sold as Class 2 products in the U.S. The table below includes all the regions in the world where Meridian's products have been approved for sale.

Region                     Products Approved

Korea Meridian-II, Meridian Plus, Meridian Compact, ABR-2000, LAPEX-2000, Hemoscope

China                      Meridian-II, ABR-2000

U.S.A.                     Meridian-II, Meridian Plus

South America              Meridian-II, Meridian Plus, Meridian Compact,
                           ABR-2000, LAPEX-2000, Hemoscope

Southeast Asia, except     Meridian-II, Meridian Plus, Meridian Compact,
China and Japan            ABR-2000, LAPEX-2000, Hemoscope

Markets

Industry Background

     The medical instruments industry is characterized by low-volume production of various medical equipment and apparatus. It contains components from a diverse range of industries such as electronics, advanced materials and information technology and includes the fields of physics, chemistry, biology and medicine. In many countries, government support is provided in the medical instruments industry as a priority industry. This industry tends to be technology-intensive, low energy consuming and non-polluting.

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Page 12

Industry Trends

     Throughout the world, the medicine environment is changing. In Korea, for example, the popularity of Oriental medicine is rising rapidly. The importance of alternative medicine has been acknowledged in Europe, North America and in Asia, and accordingly, these markets have been expanding. As a result, the interest in Oriental medicine is growing worldwide with the demand for Oriental medical instruments increasing more than for general medical instruments. Therefore, as an Oriental medical instruments manufacturer, the Company is well positioned in an expanding market.

     The Oriental and Western medical instrument markets are classifieds as follows:

Field/Area          Korea                  Asia               West

Oriental Medicine   Oriental Medicine      Chinese Medicine)  Oriental Medicine
(Chinese)                                  (China)            (USA)
                    (Hospitals & Clinics)  Oriental Medicine
                                           (Japan)

Alternative         Oriental Medicine      Oriental Medicine  Natural Medicine
Medicine            (Clinics)              (Japan)            (USA/Latin
                                           Veda & Iso-        America)  Iso-
                                           therapy (India)    therapy (Europe/
                                                              Latin America)

Size of Industry

Korean Market

     According to information obtained from the World Health Organization in 1997 that was prepared by the Korean Institute of Oriental Medicine ("Korean Institute"), the size of the Korean medical instrument industry was estimated to be almost $1 billion in 2000. The domestic medical instrument market has sustained an average annual growth rate of approximately 12% for the past several years.

World Market

     The size of the world medical instrument industry was estimated to be $43 billion in 1999 and $45 billion in 2000, according to the Korean Institute. Its annual average growth rate has been averaging approximately 2.5%. Oriental medical instruments and biorhythm recorders have approximately $5.4 billion and $4.6 billion of market share in 2000, translating to approximately 12% and 10% of the total world medical instrument market, respectively. It is expected that in five years the total medical instrument market will be approximately $51.4 billion with Oriental medical instruments and biorhythm recorder industries having approximately 14% and 11% of the worldwide market, respectively.

Sales and Marketing

Target Markets

     The Company's targets Western hospitals and clinics, Oriental medicine hospitals and clinics and public health centers. The
Company's major customers are public health centers, health examination centers, Oriental medicine hospitals and clinics and Western hospitals and clinics.

                           Target Markets By Products

Section                   MERIDIAN     ABR-2000     LAPEX-2000     Hemoscope

Oriental medicine          Yes           Yes         Yes              Yes
hospital

Oriental medicine          Yes           Yes         Yes              Yes
clinic

Internal medicine          Yes           Yes         Yes              Yes

Home doctoring             Yes           Yes         Yes              Yes

Rehabilitation medicine    Yes           Yes         Yes              Yes

Public health center       Yes           Yes

Examination center         Yes           Yes

Neurosurgery                                         Yes              Yes

Neuropsychiatry                          Yes         Yes

Pain clinic                                          Yes              Yes

Western & Oriental         Yes           Yes         Yes              Yes
Medicine hospital
and clinic

Domestic Market

     There are over 100 Oriental medicine hospitals and about 6,600 Oriental medicine clinics in Korea, among which about one third of both are located in Seoul. The number of Oriental medicine hospitals and clinics by region as of 1999 is as follows:

Division  North  South  Busan,  Daegu,  Gwangiu,  Daejeon,  Gyeonggi,  Total
          Seoul  Seoul  Gyeon-  Gyeon-  Jeolla    Chungc-   Gangwon
                        gnam    gbuk

Hospital  14     18     14      22      18        7         14         107

Clinic    1,015  1,375  1,150   838     501       651       1,059      6,589

Total     1,029  1,393  1,164   860     519       658       1,073      6,696

     There are about 770 general hospitals and 17,000 general clinics are in Korea, among which about one third of both are located in Seoul. The number of general hospitals and clinics by region as of 1999 is as follows:

Division  North  South  Busan,  Daegu,  Gwangiu,  Daejeon,  Gyeonggi,  Total
          Seoul  Seoul  Gyeon-  Gyeon-  Jeolla    Chungc-   Gangwon
                        gnam    gbuk
General
Hospital  72     110    169     79      117       75        150        772

Clinic    2,242  3,317  2,711   1,715   1,899     1,755     3,404      17,043

Total     2,314  3,427  2,880   1,794   2,016     1,830     3,554      17,815

     Before the national economic crisis of Korea, the number of oriental hospitals increased significantly, but since 1998, the number has remained about the same. The number of clinics has increased by approximately 6.5% annually.

International Market

     According to the Korean Institute, the number of Oriental Medical doctors and practitioners, paramedical practitioners, Oriental hospitals and clinics worldwide is as follow:

World Traditional Medicine (OMD/PM)

Country      Medical           Practitioners     Hospital/      Other
             Specialty                           Clinic         Information

Korea        OM (Korea)        OMD  9,229        98/6,146

China        OM (China)        OMD  260,495      41/40/2,441
                               OMD/MD  8,393     (Hosp)

Vietnam      OM (Vietnam)      OMD  1,384        43/59/206      OM Practice
                               MD  5,500         (Hosp)
             OM (Acupuncture)  PM  20,000

Hong Kong    OM (China)        OMD  1,890                       7,000 massage
                                                                therapy
                                                                practitioners
Taiwan       OM (China)        OMD  3,000        86 / 1,768

Singapore    OM (China)        OMD  1,200        30 / 1,000

Malaysia     OM (China)        OMD  2,100

Japan        OM (Japan)        MD  7,941                        OM Practice
             OM (Acupuncture)  PM  131,685
             OM (Massage)      PM  95,365
             AM (Osteopath)    PM  26,221

USA          Chiropractic      PM  50,000
             OM (China)        PM  7,200
             Naturopath        PM  1,800

Germany      Heilpraktitioner  PM  50,000

India        OM (Ayur Veda)    PM  223,000       1,349 /8,300
             Homeopath         PM  145,000

Pakistan     OM (Ayur Veda)    PM  34,258
             Homeopath         PM  19,903


Notes:
OMD:    Oriental Medical Doctor
PM:     Paramedical Practitioner
MD:     Medical Doctor

Sales and Marketing Strategy

Domestic

     The Company's domestic sales efforts focuses on the Oriental and western hospitals as well as the Oriental and western clinics throughout Korea. The Company has 2 sales branches in Korea and has established a network of 5 sales and distribution agencies throughout the country.

     Besides using sales agents, the Company sells its products through direct sales by its sales teams located at its branch offices. The Company's direct sales force uses a team approach, which enables it to achieve better control of the sales process and respond more rapidly to customer needs.

Regional Market

     The Company has a branch office in Taiwan and has an established sales agent in Japan. To increase its exposure in China, the Company is in the process of opening a branch office in Beijing, which is expected to be completed in the 1st quarter of 2001. The Company intends to build an agency network around its Beijing office in order to rapidly expand the sales of its products in China. It expects to accomplish this by subdividing China into 4 zones: Beijing, Shanghai, Guangzhou and Sachuan.

     In the Southeast Asian market, the Company is using a local-oriented marketing strategy that is focused on the health care market of Chinese residents. In Japan, the Company intends to target Western doctors who are actively engaged in practicing Oriental medicine.

International Market

     The Company has sold products in Iran, Africa, South America and the United States through an international network of sales and distribution agents. The Company is currently involved in expanding its presence in the U.S. and is establishing relationships with several medical instrument distributors. Furthermore, the Company is in the process of opening a sales office in the United States, which is expected to be completed in the first quarter of 2001.

     Since 2000, the Company has been establishing new sales agents in Central and Latin America. The Company plans to subdivide the market into Central America-Caribbean, Latin America and Brazil in terms of regions.

     The Company is currently evaluating potential strategic relationships with a number of companies to expand its presence in Europe.

The list of domestic and overseas branch and agency offices is as follows.

Company              Location              Company            Location

Keumyang Medical     Gangbuk, Seoul        MACL               Taiwan
True World           Gangnam, Seoul        SENSA              Japan
Gwangju Meridian     Jeola-do, Korea       ZOMAR              Iran
Daegu Meridian       Gyeongsangbuk-do,
                     Daegu, Korea          MEDISON DO BRAZIL  Brazil
Busan Meridian       Gyeongsangnam-do,
                     Busan, Korea          ISOMED             North Africa
Jejung Medical       Gyeonggi-do,
                     Gangwon-do, Korea     China Branch       Beijing, China
Segang Medical       Chungcheong-do, Korea

Marketing Programs

     To support the sales organization, the Company intends, when resources are available, to devote significant resources in the building and launching of a series of marketing campaigns both domestically and abroad. The Company's marketing efforts will include a number of programs, such as seminars, industry trade shows, mailings, analyst and press tours, print and online advertising, and public relations. The Company believes these marketing programs will result in increased awareness of the Company's products.

     The Company is currently marketing the Meridian line of products, the ABR-2000, the LAPEX-2000 and the Hemoscope. The Company will be marketing the EMT-2000 in the U.S. once it receives authorization from the FDA, expected to be by the 3rd quarter of 2001.

Customer Support

     The Company believes that high quality customer service and support is critical to the successful marketing and sale of its products. The Company intends to develop a comprehensive service and support organization to manage customer accounts including the creation of a customer satisfaction center. The Company plans to establish additional service and support sites internationally commensurate with customer needs.

Competition

     Each of the markets in which the Company sells or intends to sell its products is fragmented and highly competitive. Many of the Company's competitors have greater financial, marketing, distribution and technical resources than the Company. The Company believes that ease of use, pricing, the uniqueness of the products, the significant knowledge it has about Oriental medicine and practices as well as its patented technology, are positive factors that enhance its competitive position. While the success of the Company will be dependant on its ability to compete with these competitors on both a quality and cost-effective basis, there is no assurance that the Company will be more successful than its competitors.

Current Status of Competition by Product

Meridian Line

     The main competitors to the Meridian line include BioMeridian International, Inc. ("BioMeridian") of the U.S. and Pitterling Electronic GmbH ("Pitterling"), VEGA Grieshaber KG ("Vega") and
Mora Med-tronik GmbH ("Mora") from Germany. Several other small medical instrument companies exist, however, they sell units that are less advanced than these companies just mentioned and are not considered to pose a competitive threat to the Company. The Company's products have a modern design and are regarded as suitable instruments for modern hospitals. They are just about the only manufacturer in the Orient that develops medical instruments at the crossroads of Oriental Medicine and Western Medicine. Although small-scaled competitors exist in Taiwan and Japan, they didn't establish a market base in their own domestic markets.

Description    MERIDIAN-II          Product of             Product of Mora
                                    Pitterling             Med-tronik GmbH
                                    Electronic GmbH

Price ($US)    $12,500              $30,000                $30,000

Functions      Medical diagnosis    Medical diagnosis      Medical diagnosis
               & treatment          & treatment            & treatment
               Pharmaceutical
               Testing

Repair rate    1%                   3%

Product
difference:    Automatic analysis   Basic diagnosis        Basic diagnosis
               of measurements      & treatment            & treatment
               Automatic
               combination of
               waves for treatment
               Personal computer
               with software

ABR-2000

     Vega is the only company that is considered to offer a competitive product to the ABR-2000. Competition is expected to increase for this type of product in the future.


Description                    ABR-2000                   Product of VEGA
                                                          Grieshaber KG
Price ($US)                    $12,500                    $12,500
Functions                      Diagnosis of               Diagnosis of
                               neural functions           neural function
Maintenance cost               None                       None
Repair rate                    2%                         5%
Auto measurement & analysis
Examination time               8 minutes                  12 minutes
Detailed diagnosis using       Possible                   Impossible
micro current

LAPEX-2000

     Competitors in Korea and China primarily use gas lasers in this type of product. There is no direct competitor for the Company's semiconductor laser. However, in the European Union and Japan, there are a number of companies producing laser therapy products, and they can be potential competitors if they improve the functionality of their products.

Description                 LAPEX-2000             Products of
                                                   Dae Shin Enterprise Ltd.,
                                                   Shin Woo Medical Ltd.

Price ($US)                 $6,700                 $5,000
Functions                   Improving blood        Improving blood
                            circulation            circulation
                            Improving immune       Improving immune
                            function               function
Maintenance fee             $0                     $300
Repair rate                 0%                     2%
Replacement parts           Semi-permanent         Replacement of
                            digital semiconductor  gas laser every year
Application                 Non-invasive, no pain  Invasive, pain
Supplies expense            None                   Yes

HEMOSCOPE

There are companies producing products similar to the Hemoscope, however unlike the Company, they use a standard microscope and lens.

Description                Hemoscope              Products of
                                                  Dae Shin
                                                  Enterprise Ltd.
                                                  Shin Woo Medical Ltd.

Price ($US)                $10,000                 8,400
Functions                  Analysis of blood       Analysis of blood
                           corpuscle               corpuscle
Maintenance cost           None                    None
Repair rate                0%                      2%
Product Features           High powered            Standard microscope
                           microscope with         and lens
                           high resolution lens
Analysis Software


Current Status of Competition by Region

China

     Products similar to Meridian were developed by Japanese manufacturers and were introduced into China years ago. However, these companies failed in successfully launching its products in China. Although gas lasers have been developed and sold, they do not match the functionality of The Company's semiconductor laser. The possibility for a corresponding model to the Company's products to be developed is considered to be very low at this time.

Europe

     Pitterling, Vega and Mora use E.A.V. and have a strong presence in EU and Eastern Europe, in addition to approximately 20 small medical instrument companies. In the laser area, about 10 small companies compete with each other; therefore, future competition is expected to be more severe in this region.

Central and Latin America

     While German companies such as Pitterling and Vega were the first to enter these markets, The Company executed an aggressive marketing strategy beginning in 1998 and secured a larger market share. It is forecasted that BioMeridian will also advance into Central and Latin America by entering into Mexico and Puerto Rico. Therefore, the competition in this region is expected to be more severe in the future.

USA

     BioMeridian has dominated small E.A.V. companies in the U.S.
for the past 3 years and has succeeded in establishing agencies in Germany, the United Kingdom and Australia. While BioMeridian is considered to be the largest competitor to the Company in the U.S., there exist a number of smaller competitors in this region as well. End user price of its E.A.V. product is $18,500 in the U.S., which is less competitive to the Company's products in terms of price. Vega and Mora distributes its products in the U.S. via Canada.

Overall Competitive Advantage

- The Company believes that its products have advanced functions and are of a higher quality than imported products.

- The Company has 6 registered patents on it technology.

- The Company's core technologies are focussed on diagnosis and medical treatment using the meridian system. Its advanced technologies have been highly regarded in Korea and Southeast
Asia.

- The Company offers advanced and leading edge Oriental medicine technologies in Korea.

- Since the Company is part of the Korean electronic industry, which is considered one of the best in the world it will continue to have access to leading technologies as they develop in Korea.

Corporate Investments

     The Company has equity investments in the following companies:

Name/Country                   Business                         Equity ownership

Meridian Asia Company          Sales of medical equipment.         51%
Co. Ltd
Hong Kong

Terasource Venture             Venture capital                     0.16%
Capital Co. Ltd.
Seoul, Korea

True World Co. Ltd.            Sales of medical equipment          47.96%
Seoul, Korea

Chunee Soft. Co. Ltd.          Software development and sales      50%
Pusan, Korea

Meridian Pusan Co. Ltd.        Sales of medical equipment          60%
Pusan, Korea

Medicapital Co. Ltd.           Venture capital                     0.15%
Seoul, Korea




(c)     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     For the year ended December 31, 1999, the Company achieved sales revenues of $5,469,962 that resulted in an operating loss of $355,982 compared with sales revenues of $3,716,471 that resulted in an operating gain of $60,242 for the year ended December 31, 1998.
The operating loss was due primarily to the increase of expenditure of funds for administrative, research and development and general expenses. The Company spent $911,471 on research and development in the year ended December 31, 1999 as compared to $491,308 for the previous year. This increase was due to the efforts expended by the Company in bringing its products on stream. Total selling, general and administrative expenses increased from $1,856,494 in the year ended December 31, 1998 to $2,525,812 for the year ended December 31,
1999 due mainly to the increase in research and development and salaries. In the same period, working capital increased from a deficit of $452,6794 in 1999 to $2,169,483 in 2000. As of the year ended
December 31, 1999, the Company had an accumulated deficit of $543,982.

     For the 6 months ending June 30, 2000 the Company's sales decreased to $1,593,078 with cost of goods sold decreasing to $769,657. This was due to the country's unstable economy caused by the currency devaluation, volatile stock markets and slowdown in growth in the Asia-Pacific region. Research and development expenses amounted to $267,607. The amount spent on employees wages and salaries were $242,664, a decrease of $80,000 for the same period of the previous year.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's sources of liquidity have historically been cash from operations, capital working lines of credit and debt and equity financing. The Company has generated revenues for the last three years but operations of the Company require significant amounts of cash for operations. Therefore the Company has been forced to rely on profitable operations and continue to seek additional debt and/ or equity financing opportunities.

     On May 7, 1998 the Company issued bonds in the aggregate amount of $717,617. The bonds bore interest at 7% per annum and were convertible up to including April 7, 1999 into common shares in the capital stock of the Company at the rate of $26.91 per share (the "Series I Bonds") The Company's capital resources have mainly been derived from cash flows generated from the sale of the Company's common stock. As at December 31, 1998 the Company had working capital of approximately $24,618. On May 7, 1999 the Company issued bonds in the aggregate amount of $807,320. The bonds bear interest at 12% per annum and are convertible up to and including April 6, 2001 into common shares in the capital stock of the Company at the rate of $22.43 per share (the "Series II Bonds"). The Series I Bonds were fully redeemed by the Company in 2000. In August 1999 the Company raised $180,600 by way of the sale of 17,720 shares of the Company. In November and December 1999 it raised an additional $312,576 and $314,521 respectively by way of the sale of a total of 101,080 shares of the Company. In December 1999 the Company converted the Series II Bonds into 53,853 shares of the Company

     In August 1999 the Company transferred current assets in the amount of $894,990 and $389,966 in goodwill to Medicore Co. Ltd, a Korean company, for consideration of the assumption of certain liabilities of the Company in the amount of $1,284,956.

     For the year ended December 31, 1999 the Company had long-term debt obligations with various lending institutions totaling $2,356,642 as compared to $2,042,766 for the year ended December 31, 1998. The maturity dates of the long term debt is $286,901 in the year 2000, $538,152 in the year 2001, $313,000 in the year 2002, $375,941 in the year 2003 and $525,835 in the year 2004 and thereafter. The Company's land and buildings were pledged as collateral for the Company's capital working lines of credit with the Chohung Bank of Korea.

     Since the Company currently does not generate enough revenue from operations, the Company will have to continue to rely upon equity and debt financing during such period. The Company anticipates that it will continue with its ongoing research and development in order to complete products under development. The Company will have to raise additional funds in order to accomplish the forgoing. There can be no assurances that financing, whether debt or equity, will always be available to the Company in the amount required any particular time or for any particular period, or if available, that it can be obtained on terms satisfactory to the Company. The Company has no arrangements with its officers, directors or affiliates to provide liquidity to the Company.

     For the six months ending June 30, 2000, cash flow from operations did not satisfy all of the Company's operational requirements and cash commitments. The Company had sales for the six months of $1,593,078 with a gross profit of $850,522 and an Operating Loss of $27,101. At the end of the six month period, the Company had working capital of $2,353,650. In the month of March 2000, the Company raised by way of the sale of its common stock a total of $672,900.

Subsequent Events

     The Company received FDA approval on November 3, 2000 to market two of its products in the United States.

     Product development has been completed for the EMT-2000. The product is current in the process of being reviewed and tested by the Korean regulatory agencies. The Company anticipates that it will be ready to launch the product in the 4th quarter of 2001.

     The Company sold 41,000 shares of 47,000 shares owned in Medicapital at a price of 5,000 won per share to net $173,643.

     The Company sold its investment in Terasource Venture Capital through the KOSDAQ market, a total of 21,134 shares, to net $222,386.

Plan of Operation

     The Company's plan of operation for the year ending December
31, 2001 anticipates the bringing to market the EMT-2000 and the LAPEX-2000, and accordingly, increasing its employees in Korea by 7 employees. Furthermore, the Company intends to open branch offices in Beijing and the U.S. and expects to hire 7 employees for each of these offices.

     The Company will require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses,(ii) expand its sales market abroad, (iii) continued research and development and (iv) further implementation of those business strategies. In order to implement its plans for 2001 the Company intends to raise approximately $3,000,000 in a direct private placement offering pursuant to the terms of Regulation S. It is anticipated that such offering will be self-underwritten. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the Company's cash requirements needed to implement the Company's business strategies. The Company's inability to access the capital markets or obtain acceptable financing could have a material adverse effect on the Company's results of operations and financial condition, and could severely threaten the Company's ability to operate as a going concern.

     Sales are budgeted to increase from the start of the year as a result of receipt by the Company of FDA approval of two of the Company's products and the EMT-2000 coming on stream. The Company now believes the Company has reached a sustainable revenue level and is poised to achieve profitable operating results during the year 2001.

     As production is being ramped up and with new products coming on stream it is expected that overhead expenses will continue to rise. General investment in product development is budgeted to continue at its current rate pending agreement on specific product investments which will be treated as projects external to the current budget.

     The Company's future operations and liquidity will be affected by the ability of the Company to continue to sell and market its products, compete with existing competitors and satisfy the needs of current and future customers to the extent that profitability will be maintained.

Forward Looking Statements:

     The Company's forecast of the period of time through which the Company's financial resources will be adequate to support the Company's operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objections, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates", or "does not anticipates", "plans", "estimates", or "intends" or stating that certain actions, events or results "may", "could", "would", "might", or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included among other places in the Form 8K, in the sections entitled "Management's Discussion and Analysis", "Plan of Operation", Business", and "Risks Factors". Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially form those presently anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove to have been correct.

(d)     RISK FACTORS ASSOCIATED WITH THE COMPANY AND ITS
        BUSINESS

     The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks. In particular, the Company is a Korean Company and is governed by a legal and regulatory environment which in some respects, may differ from that which prevails in other countries.

     The Company's limited operating history makes the evaluation of the Company's current business and the forecasting of the Company's future results difficult

     The Company has only a limited operating history upon which an evaluation of the Company's current business and prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development.

The Company's  additional funding requirements

     The Company has limited financial resources. To the extent that additional funds are required, the Company will seek to obtain such funds through equity and/or debt offerings. There is no assurance that if additional funding were needed, that it would be available to the Company on terms and conditions acceptable to it. Failure to obtain such additional funding could result in delay or indefinite postponement of some or all of the Company's products to the market place or the ability to supply sufficient product to the market place on a continual and profitable basis.

Future growth predictions may be inaccurate

     The Company's limited operating history makes the prediction of future results difficult or impossible. Furthermore, the Company's limited operating history leads the Company to believe that period-to-period comparisons of the Company's operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

The Company anticipates that losses may continue

     The Company anticipates incurring losses for the near future.
The extent of future losses will depend, in part, on the amount of growth in revenues from the Company's services and products.
The Company expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.

Competition from larger companies

     The industries in which the Company competes are intensely competitive and the Company competes and will compete with companies having greater financial and technical resources. Larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns.

Need to upgrade products and develop new technologies

     Continued participation by the Company in its market may require the investment of the Company's resources in upgrading of its products and technology for the Company to compete and to meet regulatory and statutory standards. There can be no assurance that such resources will be available to the Company or that the pace of product and technology development established by management will be appropriate to the competitive requirements of the marketplace.

     The Company's success will depend to a substantial degree on its ability to develop and introduce in a timely manner new products and enhancements that meet changing customer requirements and emerging industry standards. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation as well as the anticipation of technology and market trends.

The Company currently depends on a limited number of suppliers to manufacture certain key components and these manufactures may not be able to satisfy its requirements that could cause the Company's revenues to decline

     The Company currently buys certain key components from a
limited number of suppliers. The Company anticipates that these suppliers will manufacture these key components in sufficient amounts
to meet its production requirements.   If these suppliers fail to satisfy
the Company's requirements on a timely basis and at competitive prices, the Company could suffer manufacturing delays, a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm its operating results.

The Company's business model and acceptance of the Company's products is unproven in the developing market in which the Company operates

     No assurance can be given that the Company's business model it can sustain revenue growth or be profitable. The market for the Company's products is rapidly developing and characterized by an increasing number of market entrants. As is typical of any new and rapidly evolving market, demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Moreover, because this market is new and evolving, it is difficult to predict its future growth rate, if any, and its ultimate size. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve or sustain market acceptance, the Company's business, results of operations and financial condition would be materially and adversely affected.

     There can be no assurance that the Company will be able to identify, develop, manufacture, market, sell, or support new products and enhancements successfully, that new products or enhancements will achieve market acceptance, or that the Company will be able to respond effectively to technology changes, emerging industry standards or product announcements by competitors.


The Company's ability to attract additional financing as needed may affect its future success

     The Company may require additional financings as it expects negative operating cash flow for the foreseeable future until income from its operations has grown to cover the cost of their support and development. Such financing, if obtained by the Company, may result in the issuance of additional securities and may not be available on terms favorable to it.

     The Company expects that it will continue to experience negative operating cash flow for the foreseeable future as a result of significant spending on product development, marketing and infrastructure. Accordingly, the Company may need to raise additional funds in a timely manner in order to fund its marketing and distribution of its products, respond to competitive pressures or acquire complementary products, businesses or technologies. Additional funds will have to be raised through the issuance of equity or convertible debt securities causing the percentage of ownership of the Company's current stockholders to be reduced, stockholders to experience additional dilution, and such securities may have rights, preferences or privileges senior to those of the holders of its common stock.

     The Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants that would restrict the Company's operations. There can be no assurance that additional financing, if and when needed, will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on the Company's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

Future acquisitions of other business entities by the Company would entail numerous risks and uncertainties that could have an adverse affect on its operations and financial condition

     As part of the Company's business strategy, it expects to review acquisition prospects that would complement its existing business, augment the distribution of its products or enhance its technological capabilities. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect the Company's business, results of operations and financial condition.

     Furthermore, acquisitions entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies, the diversion of management's attention from other business concerns, the risks of entering geographic and business markets in which the Company has no or limited prior experience, and the potential loss of key employees of acquired organizations.

     No assurance can be given as to the Company's ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and the Company's failure to do so could have a material adverse effect on its business, results of operations and financial condition.

Any significant deterioration in the general economic conditions would have an adverse effect on the Company's business, result of operations, or financial condition

     The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability. Any significant deterioration in general economic conditions that adversely affects these companies could also have a material adverse effect on the Company's business, results of operations and financial condition.

No dividends declared or any likely to be declared in the future

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The possible issuance of additional shares may impact the value of the Company stock

     The Company is authorized to issue up to 20,000,000 shares of common stock. It is the Company's intention to issue more shares.
Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.


Market Acceptance

     The viability of the Company is dependent upon the market acceptance of its current and future products. There is no assurance that these will attain a level of market acceptance that will allow for continuation and growth of its business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

Adequate Labor and Dependence Upon Key personnel; No Employment
Agreements

     The Company will depend upon recruiting and maintaining qualified personnel to staff its operations. The Company believes that such personnel are currently available at reasonable salaries and wages. There can be no assurance, however, that such personnel will always be available in the future. The continuing development of the Company's products has been almost entirely dependent on the skills of management and certain key employees of the Company with which the Company has no employment agreements. Loss of the services of any of this management team and key employees could have a material adverse effect upon the Company.

The Company's financing requirements may increase in order to obtain additional manufacturing capacity in the future

     To obtain additional manufacturing capacity, the Company may be required to make deposits, equipment purchases, loans, joint ventures, equity investments or technology licenses in or with other companies. These transactions could involve a commitment of substantial amounts of the Company's capital in return for production capacity. The Company may be required to seek additional debt or equity financing if the Company needs substantial capital in order to secure this capacity and the Company cannot be assured that it will be able to obtain such financing.

If the Company's suppliers discontinue the products needed to meet the Company's demands, or fail to upgrade the technologies needed to manufacture the Company's products, the Company may face production delays and lower the Company's anticipated revenues

     The Company's products requirements may represent a small portion of the total production of the suppliers that manufacture the Company's components. As a result, the Company is subject to the risk that a supplier may cease production on an older or lower-volume manufacturing process that it uses to produce the Company's parts. Each of these events could increase the Company's costs and harm the Company's ability to deliver its products on time.

The Company's growth depends on its ability to commercialize products

     Currently a significant amount of the Company's revenue comes from the Meridian product line that is central to the Company's growth strategy. This line of products encounter competition and is price sensitive. While the Company is currently developing new products, the Company cannot be assured that these products will reach the market on time, will satisfactorily address customer needs, will be sold in high volume, or will be sold at profitable margins.

The Company's operating expenses are anticipated to be relatively fixed and therefore the Company may have limited ability to reduce expenses quickly in response to any revenue shortfall

     The Company anticipates that its operating expenses will be relatively fixed, and the Company therefore has limited ability to reduce expenses quickly in response to any revenue shortfalls. Consequently, the Company's operating results will be harmed if the Company's revenues do not meet its revenue projections. The Company may experience revenue shortfalls for the following reasons:

- significant pricing pressures that occur due to competition, over supply, or other reasons;
- sudden shortages of raw materials or fabrication, test or assembly capacity constraints that lead the Company's suppliers to allocate available supplies or capacity to other customers which, in turn, harm the Company's ability to meet its sales obligations; and
- the reduction, rescheduling or cancellation of customer orders.

The Company's markets are subject to rapid technological change and, therefore, its success depends upon the Company's ability to develop and introduce new products

     The markets for the Company's products are characterized by:

- rapidly changing technologies;
- evolving and competing industry standards;
- changing customer needs;
- frequent new product introductions and enhancements; and
- increased integration with other functions.

     To develop new products for its target markets, the Company must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand its technical and design expertise. In addition, the Company must have its products designed into its customers' future products and maintain close working relationships with key customers in order to develop new products that meet their changing needs.

     The Company cannot be assured that it will be able to identify new product opportunities successfully, develop and bring to market new products, achieve design wins or respond effectively to new technological changes or product announcements by its competitors. In addition, the Company may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. The pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm the Company's anticipated operating results.

The Company's ability to compete successfully will depend, in part, on its ability to protect its intellectual property rights, which the Company may not be able to protect

     The Company relies on a combination of patent, trade secrets, and copyright, nondisclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. Policing unauthorized use of the Company's products is difficult, especially in foreign countries. Litigations may be necessary in the future to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm its business, operating results and financial condition regardless of the outcome of the litigation.

     The Company has acquired ownership a number of patents or patent applications related to its products. However, the Company cannot be assured that any pending patent application will be granted, or that all such patents can provide adequate protection for its intellectual property. The Company's operating results could be seriously harmed by the failure to protect its intellectual property.

If is the Company is accused of infringing the intellectual property rights of other parties, it may become subject to time-consuming and costly litigation. If the Company loses, it could suffer a significant impact on its business and it may be forced to pay damages

     Third parties may assert that the Company's products infringe their proprietary rights, or may assert claims for indemnification resulting from infringement claims against it. Any such claims may cause the Company to delay or cancel shipment of its products or pay damages that could seriously harm its business, financial condition and results of operations. In addition, irrespective of the validity or the successful assertion of such claims, the Company could incur significant costs in defending against such claims.

The Company's litigation may be expensive, may be protracted, and confidential information may be compromised

     Whether or not the Company is successful in any litigation, the Company expects the litigation to consume substantial amounts of its financial and managerial resources. Further, because of the substantial amount of discovery required in connection with this type of litigation, there is a risk that some of the Company's confidential information could be compromised by disclosure.

The Company's business may suffer due to risks associated with international sales and operations

     The Company anticipates that export products will account for a portionof its revenues. International business activities are subject to a number of risks, each of which could impose unexpected costs of the Company that would have an adverse effect on its operating results. These risks include:

- difficulties in complying with regulatory requirements and standards;
- tariffs and other trade barriers;
- costs and risks of localizing products for foreign countries;
- reliance on third parties to distribute the Company's products;
- longer accounts receivable payment cycles;
- potentially adverse tax consequences;
- limits on repatriation of earnings; and
- burdens of complying with a wide variety of foreign laws.

The Company anticipates that it will have to continue to depend on manufacturers' representatives agents, and distributors to generate substantial amounts of its revenues

     The Company anticipates that it will have to continue to rely on manufacturers' representatives, agents, and distributors to sell its products, and these entities could discontinue selling its products at any time.

     The loss of any significant agent could seriously harm the Company's operating results.

The Company's success may be affected by unusual growth of certain new products

     There may be new products being introduced in the future which meet unusually high global demands. If the new products' customer base overlaps a substantial portion of the Company's products' customer base, or that the new products use the same key component as the Company's products, the demand for the Company's products or the supply of their key component may be reduced, which may seriously harm the Company's operations.

Potential fluctuations in the Company's operating results and quarterly fluctuations may adversely affect the Company's operations

     The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of the Company's control. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on the Company's business, results of operations, and financial condition.

Its officers, directors and entities affiliated with them control the Company

     In the aggregate, ownership of the Company's shares by management represents a large proportion of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, may be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

The value and transferability of the Company's shares may be adversely impacted by the limited trading market for the Company's common stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the U.S

     No assurance can be given that a market for the Company's common stock will be quoted on the NASDAQ or the NASDAQ Over-the-Counter Bulletin Board ("NASDAQ-BB").

The sale or transfer of the Company's common stock by shareholders in the U.S. may be subject to the so-called "penny stock rules."

     Under Rule 15g-9 of the 1934 Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a)     such sale or purchase is exempt from Rule 15g-9;

(b) prior to the transaction the broker or dealer has (i) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

     The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) and equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the 1934 Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ
Stock Market, Inc.'s Automated Quotation System.

     It is likely that shares of the Company's common stock, assuming a market were to develop in the U.S. will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the U.S. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the U.S. in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

Conflicts of Interest of certain directors and officers of the Company

     From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa. Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

Forward Looking Statements

     This Form 8K includes "forward-looking statements" within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934
Act. A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct.

Shares Eligible for Future Sales

     There has been no market for the Company's shares, and there can be no assurance that a significant market will develop or be sustained. Future sales of substantial amounts of the Company's shares in the public market could adversely affect market prices prevailing from time to time and could impair the Company's ability to raise capital through sales of the Company's equity securities.

Country Risks

There are unique economic and political risks associated with investing in companies from Korea:

     Since early 1997, a number of development shave adversely affected the Korean economy. Some of Korea's recent financial and economic difficulties have included:

- exchange rate fluctuations;
- interest rate fluctuations;
- reduced credit from foreign banks;
- reduced liquidity in the economy;
- volatile stock prices; and
- higher unemployment.

     A 47.5% depreciation in the value of the Won relative to the Dollar during the second half of 1997 led to sharply higher domestic interest rates. Domestic interest rates in Korea, however, declined significantly in the fourth quarter of 1998 and are currently below interest rates that prevailed in Korea before late 1997. If interest rates rise in the future, the debt service costs of Korean borrowers (including the Company) would increase, which may have an adverse effect on the Company's ability, if necessary, to borrow funds.

     Based on preliminary statements prepared by the Bank of Korea, Korea's gross domestic product contracted by 5.8% in 1998. In 1999, however, Korea's gross domestic product grew by 9.9%. The
Government has recently taken a number of steps in response to recent economic developments, including the following:

- negotiation with the International Monetary Fund of a financial aid package involving loans in an aggregate amount of approximately US$58 billion;
- negotiation of an agreement with a substantial number of international creditors of Korean financial institutions to extend the maturities of an aggregate of approximately US$21.8 billion of Korean financial institutions' short-term foreign currency obligations owed to those international creditors by exchanging the obligations for longer-term floating rate loans guaranteed by the Government;
- the Government's issuance of Dollar-denominated bonds in the aggregate principal amount of US$4 billion in April 1998; and
- the announcement and implementation of a number of important economic, financial sector, labour and other reforms.

     While the Government's reforms of the Korean economy may alleviate its current economic difficulties and improve the economy over time, in the short-term, implementation of the reform measures may:

- slow economic growth;
- cause a budget deficit because of a decrease in tax revenues;
- increase the rate of inflation;
- increase the number of bankruptcies of Korean companies; and
- increase unemployment.

     In addition, the continuing weakness of the Japanese economy and recent volatility of the Japanese Yen against the Dollar increase the uncertainty of economic stability in Asia in general and may hinder Korea's ability to recover quickly from its own economic difficulties. Future adverse developments in Southeast Asia, Japan and elsewhere in the world could worsen Korea's economic difficulties.

     Other developments that could occur in Korea include social and labor unrest resulting from economic difficulties and higher unemployment, a substantial increase in the Government's expenditures for unemployment compensation and other costs for social programs. Korea may need to increase reliance on exports to service of foreign currency debts, which could friction with Korea's trading partners. In addition, the economies of neighboring countries, including Japan, China and Russia, could deteriorate further. Any such developments would hurt Korea's plans for economic recovery.

     Finally, relations between South Korea and North Korea have been tense over most of Korea's history. The level of tension between the two Koreas has fluctuated and may increase or change abruptly as a result of current or future events. The occurrence of such events could have a material adverse effect on the Company's operations and the price of its shares.

Ownership of shares may be subject to certain restrictions under Korean law

     Prior to making an investment in 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under Foreign Investment Promotion Law of Korea to submit a report to a Korean bank pursuant to a delegation by the Ministry of Commerce, Industry and Energy of Korea. Failure to comply with this reporting requirement may result in the imposition of criminal sanctions. Subsequent sales by such investors of its shares in such company will also require a prior report to such bank.

The Company may not be able to convert and remit dividends in Dollars if the Government imposes certain emergency measures

     The Company does not intend to pay dividends on its shares in the foreseeable future. However, if it declares cash dividends, such dividends will be declared in Won. In order for the Company to pay such dividends outside Korea, such dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. Fluctuations in the exchange rate between the Won and the Dollar will affect, among other things, the amounts a holder of shares of the Company will receive as dividends. Under Korean law, if the Government deems that certain emergency circumstances including, but not limited to, sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets are likely to occur, it may impose any necessary restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or for the repatriation of interest, dividends or sales proceeds arising fro Korean securities or from disposition of such securities, including the Company's shares. The Company cannot give any assurance that it can secure such prior approval from the Ministry of Finance and Economy for payment of dividends to foreign investors in the future when the Government deems that there are emergency circumstances in the Korean financial market.

The Company's ability to raise money in equity offerings may be constrained by the need to register those offerings with the SEC

     The Commercial Code of Korea and the Company's Articles of Incorporation require the Company, with certain exceptions, to offer shareholders the right to subscribe for new shares in proportion to their existing ownership percentage whenever new shares are issued.
The Company cannot exclude U.S. holders of shares from these offers, and must thus register those offers with the SEC. If the Company cannot, or chooses not to register these offerings, the Company will be unable to consummate them, which will restrict the range of capital raising options available to the Company.

Exchange rate fluctuations may adversely affect the Company's results of operations

     In the second half of 1997, the value of the Won relative to the Dollar depreciated at an accelerated rate. The noon buying rate as of December 31, 1997 was Won 1.695.0 to US$1.00 compared to Won
890.0 to US$1.00 on June 30, 1997. This represented depreciation in the value of the Won relative to the Dollar of approximately 47.5%. As a result of such sharp depreciation, the Government was forced to effectively suspend its efforts to support the value of the Won, and on December 16, 1997, the Government allowed the Won to float freely.
Such depreciation of the Won relative to the Dollar increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency denominated debt. Since then, however, the Won, while it has fluctuated, has generally appreciated relative to the Dollar and other major foreign currencies.

Korean Foreign Controls and Securities Regulations.

General

     The Foreign Exchange Transaction Law of Korea and the
Presidential Decree and regulations established thereunder

(collectively the "Foreign Exchange Transaction Laws") regulate investment in Korean securities by non-residents and issuance of securities outside Korea by Korean companies. Under the Foreign Exchange Transaction Laws, non-residents may invest in Korean securities only to the extent specifically allowed by such laws or otherwise permitted by the Ministry of Finance and Economy. The Financial Supervisory Commission also has adopted, pursuant to the delegated authority under the Securities and Exchange Law of Korea, regulations that restrict investment by foreigners in Korean securities and regulate issuance of securities outside Korea by Korean companies.

     Under the Foreign Exchange Transaction Laws, if the Government deems that certain emergency circumstances are likely to occur, it may impose any necessary restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or fore the repatriation of interest, dividends or sales proceeds arising from Korean securities or from disposition of such securities. Such emergency circumstances include sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets.

Government Reporting Requirements

     In order for the Company to issue its shares outside of Korea, the Company is required to file a prior report of such issuance with the Ministry of Finance and Economy. No further approval from the Government is necessary fort he issuance of the Company's shares.

     Furthermore, prior to making an investment to 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under the Foreign Investment Promotion Law to submit a report to a Korean bank pursuant to a delegation by the Ministry of Commerce, Industry and Energy. Subsequent sale by such investor of the shares will also require a prior report to such bank.

Dividend to be declared in Won

     The Company does not intend to pay dividends on its shares for the foreseeable future. However, if the Company declares cash dividends, such dividends will be declared in Won. In order for the Company to pay such dividends outside Korea, such dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. The Company will convert dividend amounts in foreign currency and remit them to shareholders abroad. No governmental approval is required for foreign investors to receive dividends. However, in order for the Company to convert the Won amount in foreign currency and to remit such amount abroad, relevant documents must be submitted to the foreign exchange bank to verify (i) that the amount being paid conforms to the amount required to be paid and (ii) whether all necessary legal procedures have been completed.

Korean Taxation

     The following is a summary of the principal Korean tax consequences to owners of the Company's shares that are non-resident individuals or non-Korean corporations without a permanent establishment in Korea to which the relevant income is attributable ("non-resident holders"). The statements regarding Korean tax laws set forth below are based on the laws in force and as interpreted by the Korean taxation authorities as of the date hereof. This summary is not exhaustive of all possible tax consideration which may apply to a particular investor and prospective investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of the Company's shares, including specifically the tax consequences under Korean law, the laws of the jurisdiction of which they are resident, and any tax treaty between Korea and their country of residence, by consulting their own tax advisors.

Taxation of Dividends

     For the purposes of Korean taxation of distributions of profits either in cash or shares made on the Company's shares, a non-resident holder will be treated as the owner of the Company's shares.
Dividends paid (whether in cash or in shares) to a non-resident holder are generally subject to withholding tax at a rate of 27.5% or such lower rate as is applicable under a treaty between Korean and such non-resident holder's country of tax residence. Such tax is required to be deducted from such dividends and only the net amount is paid to the non-resident holder of the Company's shares.

     Under the U.S. - Korea Tax Treaty, the maximum rate of withholding on dividends paid to United States residents eligible for treaty benefits and beneficial owners of such dividend generally is 15% (10% if the recipient of the dividends is a U.S. corporation and owned at least 10% of the outstanding shares of voting stock of the relevant Korean company during any part of its taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year {if any} and certain other conditions are satisfied) which does not include withholding of local tax. In addition, a local surtax will be included in the withholding, therefore the maximum rate of withholding is generally 16.5%.

     Distribution of free shares representing a transfer of certain capital reserves or asset revaluation reserves into paid-in capital may be treated as dividends subject to Korean tax. However, stock splits, if any, will not be treated as dividends.

Taxation of Capital Gains

      A non-resident holder will be subject to Korean taxation on capital gains realized on a sale of the Company's shares unless the non-resident holder is eligible for the benefits of an applicable tax treaty exempting such capital tax. In addition, the capital gains realized from the transfer of shares listed on certain foreign stock exchanges (including the Nasdaq National Market), insofar as the transfer is complete through such stock exchanges, are exempted form Korean
Income taxation by virtue of the Tax Exemption and Limitation Law.

     Under the U.S.- Korea Tax Treaty, capital gains realized by holders that are residents of the United States eligible for treaty benefits will not be subject to Korean taxation upon the disposition of the Company's shares, with certain exceptions.

     In the absence of any applicable treaty, a non-resident holder will generally be subject to Korean taxation on capital gains realized on a sale of the Company's shares at the rate of the lesser of 27.5% of the gains or 11% of the gross sales proceeds.

Application of the U.S. - Korea Tax Treaty

     Under the U.S. - Korea Tax Treaty, a resident of the United States means (i) a United States corporation, and (ii) any other person (except a corporation or entity treated under United States law as a corporation) resident in the United States for purposes of its tax, but in the case of a person acting as partner or fiduciary only to the extent that the income derived by such person is subject to United States tax as the income of a resident.

     Further, the reduced Korean withholding tax rate on dividends and capital gains under the U.S. -Korea Tax Treaty would not be available if the dividends or capital gains derived by residents of the United States if the Company's shares are effectively connected with the United States residents' permanent establishment in Korea or, in the case of capital gains derived by an individual, (i) such United States resident maintains a fixed base in Korea for a period aggregating 183 days or more during the taxable year and the Company's shares are effectively connected with such fixed base, or (ii) such United States resident is present in Korea for 183 days or more during the taxable year.

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Securities Transaction Tax

     Under the Securities Transaction Tax Law of Korea, securities transaction tax to be imposed at the rate of 0.5% (this rate may be reduced to 0.3%, including other surtax, if traded through the Korea Stock Exchange or KOSDAQ) will not be imposed on the trading of shares through a foreign stock exchange on which the shares are listed. Although there has been no established precedent on the point of whether the NASDAQ or the NASDAQ-BB will be included in the definition of "foreign stock exchange" for the purposes of the Securities Transaction Tax Law of Korea, it is likely that the securities transaction tax will not be imposed on the trading through NASDAQ. It is unclear whether the tax will be imposed on the NASDAQ-BB.
Further, securities transaction tax will not be applied if the sale is executed between non-residents without permanent establishments in Korea and the non-resident holder (together with the Company's shares held by an entity which has a certain special relationship with such non-resident) did not own 10% or more of the total issued and outstanding shares at any time during the five years before the year within which the transfer occurs and the non-resident holder did not sell such shares through a securities broker in Korea.

Inheritance Tax and Gift Tax

     Under Korean inheritance and gift tax laws, shares issued by Korean corporations are deemed located in Korea irrespective of where they are physically located or by whom they are owned. Therefore, Korean inheritance tax and gift tax are imposed with respect to the Company's shares. The taxes are imposed currently at the rate of 10% to 45%, if the value of the relevant property is above a certain limit and vary according to the identity of the parties involved. At present, Korea has not entered into any tax treaty with respect to inheritance or gift tax.

Withholding of Taxes

     Under Korean tax law, holders of the Company's shares in the United States will generally be subject to Korean withholding taxes on the capital gains and dividend payments by the Company in respect of those shares, unless exempted by a relevant tax treaty or the Tax Exemption and Limitation Law. Failure to withhold Korean taxes may result in the imposition of the withholding tax itself and 10% penalty tax, and, if prosecuted, a criminal penalty of an imprisonment of up to one year and/or a fine up to the taxable amount, on the relevant withholding agent. The Company, as payer of dividends, will act as withholding agent for the collection of Korean tax on such dividend payment. The capital gains realized from the transfer of shares listed and traded on the Nasdaq National Market are exempt from Korean
income taxation by virtue of the Tax Exemption and Limitation Law.   It
is unknown at this time whether the law will apply to Companies whose shares trade on the NASDAQ-BB or Small Cap.

     Korean tax law provides that, in case of transfer of Korean shares, the Korean securities broker-dealer brokering such transfer, or if there is no such securities broker-dealer, the purchaser is required to withhold the relevant Korean capital gains taxes.

     Because no Korean securities broker-dealer will be acting as withholding agent for capital gains resulting from a transfer of the Company's shares through NASDAQ-BB, purchasers will be required to collect and pay taxes on those capital gains unless they can demonstrate that the sellers are residents of countries having a tax treaty with Korea exempting those capital gains from taxation. Purchasers of the Company's shares through NASDAQ-BB will not be able to identify the country of residence of the previous owner of the purchased shares and will therefore be liable for the payment of Korean taxes on the capital gains, if any, resulting from their transactions. There is currently no practical means for Korean tax authorities or purchasers of the Company's shares to determine the amount of capital gains, if any, resulting from purchases of the Company's shares through NASDAQ-BB.

United States Federal Income Taxation

     The following is a general discussion of the material United States federal income tax consequences of purchasing, owning, and disposing the Company's shares for a holder that is a U.S. Holder (as defined below) and holds the shares as capital assets for United States federal income tax purposes. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account U.S. Holders subject to special rules including:

- dealers in securities or currencies;
- financial institutions;
- tax-exempt entities;
- banks;
- life insurance companies;
- traders in securities that elect to mark-to-market their securities;
- persons that hold shares as a part of a straddle or a hedging, or conversion transaction;
- persons liable for the alternative minimum tax;
- persons that actually or constructively owns 10% or more of our voting stock; or
- persons whose "functional currency" is not the U.S. dollar.

     This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, final, temporary, and proposed Treasury regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

- A holder is a "U.S. Holder" if that holder is:
- a citizen or resident of the United States;
- a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;
- an estate the income of which is subject to United States federal income taxation regardless of its source; or
- a trust.

     This discussion addresses only United States federal income taxation.

Distributions on Shares

     The Holder must include in his gross income as ordinary dividend income the gross amount of any distribution (including amounts withheld to pay Korean withholding taxes) the Company makes on the shares out of its current or accumulated earnings and profits (as determined under United States federal income tax principles) when the distribution is actually or constructively received by the holder. Distributions that exceed the Company's current and accumulated earnings and profits will be treated as a return of capital to the holder to the extent of holder's tax basis in the shares and thereafter as capital gain. Dividends will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from United States corporations.

     If the Company makes a distribution paid in Won, the holder will be considered to receive the U.S. dollar value of the distribution determined at the spot Won/U.S. dollar rate on the date the distribution is received by the holder, regardless of whether the holder converts the distribution into U. S. dollars. Generally, any fluctuations during the period from the date the dividend distribution is includible in the holder's income to the date the holder converts the distribution into U.S. dollars will be treated as U.S. source ordinary income or loss for foreign tax credit purposes.

     Subject to certain limitations, the Korean tax withheld from distributions will be deductible or creditable against the holder's United States federal income tax liability. For foreign tax credit limitation purposes, the dividend will be foreign source income, but generally will be treated separately, together with other items of "passive income" or, in the case of some U.S. financial service providers, "financial services income." The rules governing the foreign tax credit are complex.

Sale, Exchange or Other Disposition

     If a holder sells, exchanges or otherwise disposes of his shares, a holder will recognize capital gain or loss equal to the difference between the U.S. dollar value of the amount that a holder realizes and his tax basis, determined in U.S. dollars, in his shares. The gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes. Capital gain of a non-corporate U.S. Holder is generally taxed at a maximum rate of 20% where the property is held more than one year. The holder's ability to deduct capital losses is subject to limitations.

     If a holder is paid in a currency other than U.S. dollars, any gain or loss resulting from currency exchange fluctuations during the period from the date of the payment resulting from the sale, exchange or other disposition, to the date you convert the payment into U.S. dollars generally will be treated as U.S. source ordinary income or loss for foreign tax credit purposes.

(e)     DESCRIPTION OF PROPERTY

     The Company currently has the following offices:

     Korean Corporate Office:     3F Medison Venture Tower
                                  997-4 Daechi-Dong,
                                  Kangnam-Ku, Seoul,
                                  Republic of Korea, 135-280

                                  Tel No.: 82-22-194-3300
                                  Fax No.: 82-22-194-3333

     Korean Factory:              687-6, Sangoan-ri, Hogchon-yup,
                                  Hongchon-gun, Kangwon Province
                                  Korea, 250-804

                                  Tel No.: 82-33-434-8141
                                  Fax No.: 82-33-434-8144

(f)     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL
        PERSONS AND KEY EMPLOYEES.

     The following persons are the directors, executive officers, promoters, control persons and key employees of the Company:

Name and Age                    Term of Office              Office(s)

Myeong, Hyeon-seong (39)        1994 to present             President, CEO and
# 997-4 Daechi-dong                                         Director
Gangnam-gu, Seoul,
Korea

Park, Sang-yeul (40)            1995 to present             Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Lee, Soo-rang (37)              1994 to present             Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Doo-hyun Lee (37)               1999 to present             Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Park, Hee-yo (33)               1995 to present             Secretary and
# 997-4 Daechi-dong                                         Treasurer
Gangnam-gu, Seoul,
Korea

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Page 37

Hyeon-seong Myeong, President, CEO and Director

     Mr. Myeong graduated from the Seoul National University in 1982 with a degree in Electronic Engineering. From 1983 to 1988 he was Section Chief of Research for the Kumsung Company. From 1989 to
1990 he was Section Chief of Development for Serin Electronics Co. From 1990 to 1991 Mr. Myeong was section Chief of Research of
Medison Co. Ltd. a large Korean company. From 1992 to 1993 he was the Section Chief of the International Cooperation and Vice President of a Joint Corporation with Russia. Since 1994 Mr. Myeong has been the CEO and President of the Company.

Sang-yeul Park, Director of Manufacturing Affairs

     Mr. Park graduated from the Konkuk University, Korea with a degree in Electronic Engineering. From 1986 to 1992 he was the manager of Technology for the Dony Yang Precision Company and between 1992 and 1995 a senior researcher for Medison Co. Ltd. He has been a director of the Company since 1995 and was appointed the Director of Manufacturing Affairs for the Company in 2000.

Soo-rang Lee, Director, Manager of Research and Development

     Mr. Lee graduated in 1990 from Seoul National University, Korea with a degree in Electronic Engineering. Mr Lee was a senior researcher from 1990 to 1994 for Medison Co. Ltd. He has been a Manager of Research and Development for the Company since 1994.

Doo-hyun Lee, Director

     Mr. Lee graduated in 1986 from the WonKwang University, Korea with a degree in Computer Science. He was the Chief Manager of Management for Medison Co. Ltd. from 1988 to 1999. In 1999 he joined the Company as an outside Director.

Hee-yo Park, General Manager

     Mr. Park was from December 1992 to February 1995 head of the planning department in Chon Bang Corp. Since February 1995 he has been general manager of the Company. He is also Secretary and Treasurer for the Company.

(g)     SUMMARY AND COMPENSATION TABLE ANNUAL COMPENSATION

Name and Principal       Year   Salary   Bonus($)   Other          All Other
Position                                            Annual        Compensation
                                                 Compensation($)

Myeong, Hyeon-seong,
Director, President, CEO 1998   34,000     Nil          Nil               Nil
                         1999   49,000     Nil          Nil               Nil
                         2000   49,000     Nil          Nil               Nil

Park, Sang-Yeaul
Director of Manufactur-  1998    Nil       Nil          Nil               Nil
ing Affiars              1999    Nil       Nil          Nil               Nil
                         2000    42,000    Nil          Nil               Nil

Lee, Soo-rang,
Manager of Research and  1998    30,000    Nil          Nil               Nil
Development              1999    43,000    Nil          Nil               Nil
                         2000    42,000    Nil          Nil               Nil

Lee, Don-hyun
Director                 1998    Nil       Nil          Nil               Nil
                         1999    Nil       Nil          Nil               Nil
                         2000    Nil       Nil          Nil               Nil


     * Mr. Park received an interest free loan from the Company in the amount of $8,500 which he fully paid off in March 2000.

Compensation of Directors

     Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

Employment Contracts with employees and officers.

     The Company has not entered into any employment contracts, but anticipates entering into employment contracts with certain management and other key personnel.

Stock Option Plans

Under the Company's Articles of Incorporation, the Company may grant options for the purchase of its shares to certain qualified officers and employees. Set forth below are the details of the Company's stock option plan as currently contained in its Articles of Incorporation (the "Stock Option Plan").

          In order to qualify for participation in the Stock Option Plan, officers and employees must have the ability to contribute to, the establishment, development or technological innovation of the Company. Notwithstanding the foregoing, the following criteria shall not be eligible to receive options under the Stock Option Plan; (i) the Company's largest shareholder and its specially related parties, as defined in the Securities and Exchange Act of Korea (the "Securities
Act of Korea"), (ii) major shareholders and their specially related parties, as defined in the Securities Act of Korea, and (iii) any shareholder who would become a major shareholder upon exercise of stock options granted under the Stock Option Plan. Under the Securities Act of Korea, a major shareholder is defined as a shareholder who (i) holds 10% or more of shares issued and outstanding or (ii) has actual control over major management decisions.

     The specific terms and conditions of stock options granted under the Stock Option Plan shall be approved at a duly convened shareholders' meeting. Under the Company's Articles of Incorporation, stock options shall be offered through (i) issuance of new shares, or
(ii) payment in cash or treasury stock held by the Company of the difference between the market price of its shares and the option exercise price.

     The maximum aggregate number of the Company's shares available for issuance under the Stock Option Plan shall not exceed 15% of the total number of its shares outstanding. The stock options may not be granted to all officers and employees at the same time. Any single officer or employee may not be granted stock options for the shares exceeding 10% of the shares issued and outstanding.

     Stock options granted under the Stock Option Plan will have a minimum exercise price equal to the arithmetic mean of (i) the weighted average of the daily market share prices for the two-month period prior to the date on which the stock options are granted, (ii) the weighted average of the daily market share prices for the one-month period prior to such date and (iii) the weighted average of the daily market share prices for the one-week period prior to such date. When new shares are issued upon the exercise of the stock options, the option exercise price shall not be less than the par value of the Company's shares.

     Stock options granted under the Stock Option Plan may be exercised after the third anniversary date of the shareholders' meeting at which the grant of stock options under the Stock Option Plan is approved but prior to the seventh anniversary date thereof, unless otherwise revoked by the board of directors. The board of directors may revoke stock options granted under the Stock Option Plan if (i) a beneficiary resigns prior to the exercise of the stock options, (ii) the beneficiary causes significant loss to the Company by his or her negligence or willful misconduct, or (iii) an event of termination specified in the Stock Option Plan occur.

     Shares purchased upon the exercise of stock options granted under the Stock Option Plan will not, at the time of their issuance, be registered with the Securities and Exchange Commission but may be salable in the public market in the United States in accordance with Rule 144 under the Securities Act and applicable Korean laws and regulations.

     It is contemplated that the Company will at the its next annual general meeting of its shareholders scheduled for early spring 2001 seek approval to replace its existing Articles of Incorporation with a new form which will, among other things, amend the terms by which the Company may grant Stock Options. If the new form of Articles of Incorporation (the "New Articles of Incorporation) are adopted by the Company then the following material changes will occur with respect to the Company's Stock Option Plan:

- persons entitled to receive stock options has been expanded to included researchers, faculty members of a university, practising lawyers, certified public accountants who possess technological or managerial capabilities and Universities and Research Institutes;

- the number of stock options granted at any one time cannot exceed 50% of the total issued and outstanding shares of the Company;

- stock option holders shall be entitled to exercise their stock options only after having served in the Company for two (2) years; and

- the exercise price per share upon exercise of stock options shall not be less than the greater of the market price of shares valued as of the date of the grant of the stock options or the par value of the shares concerned.

     On February 23, 2000, the Company granted stock options to its executive officers, directors and 16 employees to purchase 19,874 of its common shares. Stock options granted to its executive officers and directors will vest on February 23, 2003 and are exercisable until February 22, 2007.

(h)     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There is no known relationship between any of the Directors and Officers of the Company with major clients or provider of essential products and technology.

     In the event conflicts do arise the Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith in integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company on or behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

(i)     LEGAL PROCEEDINGS

     There are no legal actions pending against the Company nor are any such legal actions contemplated.

(j)     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     With the completion of the Merger, the Company is applying for participation on the OTC Bulletin Board, an electronic quotation medium for securities traded outside NASDAQ. There can be no assurance that the Company will be approved for participation on the OTC Bulletin Board.

(k)     RECENT SALES OF UNREGISTERED SECURITIES

     The following table discloses all sales of securities of the Company during the preceding three years:

Date Securities Sold       Number and Class of      Consideration Received
                           Securities               by Company

June 16, 1998              84,000 common shares     $377,160
October 1, 1999            200,000 common shares    $898,000
December 29, 1999*         53,853 common shares     $808,333
March 2, 2000              30,000 common shares     $672,900

     * arising from conversion of Series II Bond.

All of the securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

(l)     DESCRIPTION OF SECURITIES OF THE COMPANY

     The Company is authorized to issue 2,000,000 shares of common stock, each share of common stock having equal rights and preferences, including voting privileges. The Company is not authorized to issued shares of preferred stock. As of February 8, 2001 and taking into account the Merger, there were 635,995 shares of the Company's stock issued and outstanding.

     The shares of common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of the Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividends

     Dividends are distributed to shareholders in proportion to the number of shares of capital stock owned by each shareholder following approval by the shareholders at a general meeting of shareholders.
Under the Commercial Code and the Company's Articles of
Incorporation, the Company will pay, to the extent declared, full annual dividends on newly issued shares.

     The Company may declare dividends annually ("annual dividends") at the annual general meeting of shareholders which is held within three months after the end of the fiscal year. Shortly after the annual general meeting, the annual dividend is paid to the shareholders of record as of the end of the preceding fiscal year. Annual dividends may be distributed either in cash or in shares provided that shares must be distributed at par value and dividends in shares may not exceed one-half of the annual dividend.

     Under the Commercial Code and the Company's Articles of
Incorporation, the Company does have an obligation to pay any annual dividend unclaimed for five years from the payment date.

     The Commercial Code provides that a company shall not pay an annual dividend unless it has set aside in its legal reserve an amount equal to at least one-tenth of the cash portion of such annual dividend or has a legal reserve of not less than one-half of its stated capital. The Commercial Code also provides that a company may pay an annual dividend out of the excess of its net assets over the sum of (i) its stated capital, (ii) the aggregate amount of its capital surplus reserve and legal reserve which have been accumulated up to the end of the relevant dividend period, and (iii) the legal reserve to be set aside in respect of such annual dividend. Such reserves are not available for payment of cash dividends but may be transferred to capital stock or used to reduce an accumulated deficit through a shareholder action.

Distribution of Free Shares

     In addition to dividends in the form of shares to be paid out of retained or current earnings, the Commercial Code permits a company to distribute to is shareholders an amount transferred form the capital surplus or legal reserve to stated capital in the form of free shares. Such distribution must be made pro rata.

Preemptive Rights and Issuance of Additional Shares

     The authorized but unissued shares may be issued at such times and, unless otherwise provided in the Commercial Code, upon such terms as the board of directors of a company may determine. The new shares must be offered on uniform terms to all shareholders who have preemptive rights and who are listed on the shareholders' register as of the record date. The Company's shareholders are entitled to subscribe for any newly issued shares in proportion to their existing shareholdings, provided that pursuant to the Articles of Incorporation, new share that are (i) issued by public offering in accordance with the Securities and Exchange Law of Korea, (ii) represented by depositary receipts, (iii) issued to foreigners in accordance with the Foreign Investment Promotion Law of Korea within 33% of the total number of shares outstanding, (iv) issued to the Company's employee stock ownership association up to 20% of the newly issued shares (to the extent the total number of shares so subscribed and held by the members of the employee stock ownership association does not exceed 20% of the total number of shares), (v) issued outside Korea for listing on a foreign stock exchange or foreign securities market trading securities by means of an electronic or a quotation system, (vi) issued according to a stock option plan, (vii) issued to a domestic corporation having a strategic relationship with the Company in connection with the Company's management or technology of up to 5% of the total number of issued and outstanding shares after such issuance, (viii) issued as consideration for the acquisition of the stock or assets of another company up to less than 20% of the total number of issued and outstanding shares, or (ix) issued through general public offering in accordance with the Securities and Exchange Law of Korea may be issued pursuant to a resolution of the board of directors to persons other than existing shareholders.

     Under the Commercial Code, a company may vary, without shareholder approval, the terms of such preemptive rights for different classes of shares. Public notice of the preemptive rights to new shares and the transferability thereof must be given not less than two weeks (excluding the period during which the shareholders' register is closed) prior to the record date. The Company will notify the shareholders who are entitled to subscribe for newly issued shares of the deadline for subscription at least two weeks prior to such deadline. If a shareholder fails to subscribe on or before such deadline, such shareholder's preemptive rights will lapse. The board of directors may determine how to distribute shares in respect of which preemptive rights have not been exercised or where fractions of shares occur.

     If the Company adopts the New Articles of Incorporation newly issued shares can be issued pursuant to a resolution of the board of directors of the Company to persons other than existing shareholders of the Company under the following cases (i) the Company offers new shares or allows underwriters to underwrite new shares in accordance with Article 2 and Article 8 of the Securities Exchange Act of Korea;(ii) the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act of Korea; (iii) the Company issues new shares through exercises of stock options in accordance with Article 16-3 of the Venture Company Promotion Special Measures
Act of Korea; (iv) the Company issues new shares for the purpose of listing or registration on or with a foreign securities exchange or market;(v) the Company issues new shares for foreign direct investments in accordance with the Foreign Investment Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;(vi) the Company issues new shares to another company with which the Company forms or intends to form a business alliance relationship for the purpose of technology transfer; or (vii) the Company issues new shares for consideration for the acquisition of the shares or assets of another company or the assets of a person.

General Meeting of Shareholders

     Under the Commercial Code, the ordinary general meeting of shareholders is held within three months after the end of each fiscal year and, subject to board resolution or court approval, an extraordinary general meeting of shareholders may be held as necessary or at the request of holders of an aggregate of 3% or more of the outstanding shares of a company or at the request of a company's statutory auditor or audit committee. Under the Commercial Code, written notices setting forth the date, place and agenda of the meeting must be given to shareholders at least two weeks prior to the date of the general meeting of shareholders. Currently, the Company uses The Korean Economic Daily for the purpose of providing public notices. Shareholders not on the shareholders' register as of the record date are not entitled to receive notice of the annual general meeting of shareholders or attend or vote at such meeting. The agenda of the general meeting of shareholders is determined at the meeting of the board of directors. In addition, shareholders holding an aggregate of 3% or more of the outstanding shares may propose an agenda for the general meeting of shareholders. Such proposal should be made in writing at least six weeks prior to the meeting. The board of directors may decline such proposal if it is in violation of the relevant laws and regulations of the Company's Articles of Incorporation.

     The general meeting of shareholders is held at the Company's headquarters or, if necessary, may be held anywhere in the vicinity of the Company's headquarters.

Voting Rights

     Holders of the Company's shares are entitled to one vote for each share, except that voting rights with respect to shares held by the Company and shares held by a corporate shareholder, more than one-tenth of whose outstanding capital stock is directly or indirectly owned by the Company, may not be exercised. Cumulative voting is precluded in the Company's Articles of Incorporation.

     Under the Commercial Code, for the purpose of electing the Company's statutory auditors, a shareholder holding more than 3% of the total shares may not exercise voting rights with respect to such shares in excess of such 3% limit.

     The Commercial Code also provides that in order to amend the Company's Articles of Incorporation (which is required for any change to the Company's authorized share capital) and for certain other instances, including removal of any of the Company's director and statutory auditor, dissolution, merger or consolidation, transfer of the whole or a significant part of the Company's business, acquisition of all of the business of any other company or issuance of new shares at a price lower than their par value, an approval from holders of at least two-thirds of those shares present or represented at such meeting is required, provided that such super-majority also represents at least one-third of the total issued and outstanding shares.

     A shareholder may exercise his voting by proxy given to any person. The proxy must present a document evidencing the power of attorney prior to the start of the general meeting of shareholders.

Registration of Shareholders and Record Date

     Pacific Corporate Trust Company of Vancouver BC Canada
("Pacific Corporate") will be the Company's sole transfer agent.
Pacific Corporate will maintain the register of the Company's shareholders and register of transfers of registered shares traded.

     For the purpose of determining the holders of the Company's shares entitled to annual dividends, the register of shareholders is closed for a period following December 31 and ending on the close of the ordinary general shareholders' meeting for such fiscal year. The record date for annual dividends is December 31. Further, the Commercial Code and the Company's Articles of Incorporation permit the Company, upon at least two weeks' public notice, to set a record date and/or close the register of shareholders entitled to certain rights pertaining to the Company's shares. The trading of the Company's shares and the delivery of certificates in respect thereof may continue while the register of shareholders is closed.

Annual and Periodic Reports

     At least one week prior to the annual general meeting of shareholders, the Company's annual report and audited non-consolidated financial statements must be made available for inspection at the Company's principal office and at all branch offices. Copies of annual reports, the audited non-consolidated financial statements and any resolutions adopted at the general meeting of shareholders will be available to the Company's shareholders. In addition, the Company will dispatch the copies of its financials and statements and business report to its shareholders at least two weeks prior to the date of the annual general meeting of shareholders, and the Company will make available the copies of its semi-annual or quarterly repots submitted to the SEC or NASDAQ to the Company's shareholders within two weeks from the submission of such report to the SEC or NASDAQ.

Transfer of Shares

     Under the Commercial Code, the transfer of shares is effected by delivery of share certificates but, in order to assert shareholders' rights against the Company, the transferee must have his name and address registered on the register of shareholders. For this purpose, shareholders are required to file their name, address and seal or specimen signature with the Company. Under the regulations of the Financial Supervisory Commission of Korea, non-resident shareholders may appoint a standing proxy and may not allow any person other than such standing proxy to exercise rights regarding the acquired shares or perform any task related thereto on his behalf, subject to certain exceptions. Under current Korean regulations, securities companies and banks in Korea (including licensed branches of non-Korean securities companies and banks), investment management companies in Korea, internationally recognized foreign custodians and the Korean Securities Depository are authorized to act as agents and provide related services.

Acquisition by the Company of Shares

     The Company generally may not acquire its own shares except in certain limited circumstances, including, without limitation, a reduction in capital. Under the Commercial Code, except in case of a reduction in capital, any of the Company's own shares acquired by it must be sold or otherwise transferred to a third party within a reasonable time.

Liquidation Rights

     In the event of a liquidation of the Company remaining after payment of all debts, liquidation expenses and taxes will be distributed among shareholders in proportion to the number of the Company's shares held.

Inspection of Books and Records

     Under the Commercial Code, any individual shareholder or shareholders having at least 3% of all outstanding shares (irrespective of voting or non-voting shares) of a Korean corporation may inspect books and records of the corporation.

(m)     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Currently, the Company does not have a provision in either the Company's Articles of Incorporation limiting the liability of the Company's officers and directors. The Company may in the future and with shareholders' consent, amend its Articles of Incorporation to limit the liability of the Company's officers and directors. In such a case, the Company's officers and directors will not be liable to the Company for monetary damages occurring because of a breach of their fiduciary duty as officers and directors in certain circumstances. Such limitation will not affect liability for any breach of an officer or director's duty to the Company or the Company's shareholders (i) with respect to approval by the officer or director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of the Company or the Company's shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitutes an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Company or the Company's shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or the Company's shareholders, or (iii) based on transactions between the Company and the Company's officers and director or another corporation with interrelated officers or directors or on improper distributions, loans or guaranties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE
COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING
PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED
TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE
COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE
COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE
SECURITIES AND EXCHANGE COMMISSION THAT SUCH
INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN
THE SECURITIES ACT OF 1933 AND IS, THEREFORE,
UNENFORCEABLE.

(n)     FINANCIAL STATEMENTS

     Copies of the financial statements specified in Regulation
228.310 (Item 310) are filed with this Form 8K (see Item 7 below).


ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S ACCOUNTANT.

     Not applicable.

ITEM 5.     OTHER EVENTS.

Successor Issuer Election

     Upon the effectiveness of the Merger on February 12, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the SEC, the Company became the successor issuer to By George for reporting purposes under the 1934 Act and elects to report under the 1934 Act effective February 12, 2001.

Foreign Private Issuer

     As a foreign private issuer the Company will be exempt from the rules under the 1934 Act, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the 1934 Act.

      The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with U.S GAAP. As a Foreign private issuer shareholders of the Company will not receive the same level of information on a periodic basis if the Company was a U.S. reporting issuer.

ITEM 6.     RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

     The officers and directors of By George, John Mackay and Roderick Saunders, resigned such offices as a result of the merger with the Company. The officers and directors of the Company will continue as the officers and directors of the successor issuer.

ITEM 7.     FINANCIAL STATEMENTS.

(a)     Index to Financial Statements.

     Accountants' Review Report for the 6 months ended June 30, 2000
       and the year ended December 31, 1999                         F-1-F-3
     Auditors Report for the year ended December 31, 1998           F-4-F-5
     Balance Sheet as at June 30, 2000 December 31, 1999
       and December 31, 1998                                        F-6-F-7
     Statement of Income for the six months ended June 30, 2000
       and for the years ended December 31, 1999 and 1998           F-8
     Statement of Shareholders' Equity Deficit as at December 31, 1999
       and December 31, 1998                                        F-9
     Statement of Cash Flows for the six months ended June 30, 2000 and for the years ended December 31 1999 and
       December 31, 1998                                            F-10-F-11
     Notes to Financial Statements as of June 30, 2000
     December 31, 1999 and December 31, 1998                        F-12-F-27

(b)     Index to Exhibits.

     Copies of the following documents are filed with this Form 8K as exhibits:

Exhibits                                                          Page

     1.  Certificate of Business Registration                     E-1
     2.  Articles of Incorporation (English translation only)     E-2-E-8
     3.  Proposed new Articles of Incorporation                   E-9-E-20
     4.  Merger Agreement between the Company and By George
         Capital, Inc.                                            E-21-E-29

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   MERIDIAN CO. LTD
                                                  (Registrant)


Dated: February 12th, 2001          By:           /s/ "Hyeon-Seong Myeong" /s/
                                                       Hyeon-Seong Myeong
                                                       Chief Executive Officer

                               MERIDIAN Co., Ltd.
                       (A Korean developing stage company)

                              FINANCIAL STATEMENTS
                     For the six months ended June 30, 2000
                      and the year ended December 31, 1999
                                      with
                        REPORT OF INDEPENDENT ACCOUNTANTS

                                      AND

                             FINANCIAL STATEMENTS
                      For the year ended December 31, 1998
                                     with
                       REPORT OF INDEPENDENT AUDITORS









                            SHINHAN ACCOUNTING CORPORATION

                           SHINHAN ACCOUNTING CORPORATION


ACCOUNTANTS' REVIEW REPORT TO THE DITECTORS OF:
MERIDIAN Co., Ltd.
(A Korean development stage company)

We have reviewed the accompanying balance sheets of Meridian Co., Ltd. ("the Company") as of June 30, 2000, December 31, 1999 and the related statements of income, accumulated deficits and cash flows for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management the Company.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statement for the year ended December 31, 1999 were audited by SamDuk Accounting Corporation (a Korean auditing company) under the auditing standards generally accepted in Korean which is not importantly different from the auditing standard generally accepted in United State of America. It's audit opinion as of February 9, 2000 was qualified opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the financial statement, the Company's negative working capital and deficit raises substantial doubt about its ability to continue as a going concern. The financial statements not contain any adjustments that might result from the outcome of this uncertainty.

                                - continued -
                       ACCOUNTANTS' REVIEW REPORT, continued


/s/SHINHAN ACCOUNTING CORPORATION/s/
Certified Public Accountant
Republic of Korea
December 23, 2000

Il-Heung bldg. Suite #8
126-1 ChungMu-Ro 4Ka, Chung-Ku
Seoul, Korea

                             SHINHAN ACCOUNTING CORPORATION


AUDITORS' REPORT TO THE DITECTORS OF:
MERIDIAN Co., Ltd.
(A Korean development stage company)

We have audited the accompanying balance sheet of Meridian Co., Ltd.("the Company") as of December 31, 1998 and the related statement of income, accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

However, the evidence available to us was limited because we did not observed physical inventory count. There was no other satisfactory audit procedures that we could adopt to confirm that inventories were properly recorded.

The operations of the Company, and those of other companies in the Republic of Korea have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused by the currency devaluation, volatile stock markets and slowdown in growth in the Asia-Pacific region. While the Korean economy has recently shown signs of improvement, there are still uncertainties in the region that may affect future operations. The financial statements do not include any adjustments that might result from those uncertainties.

Except for any adjustments that might have found to be necessary had we been able to obtain sufficient evidence concerning inventories, in our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Meridian Co,. Ltd. as of December 31, 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the financial statement, the Company's negative working capital and deficit raises substantial doubt about its ability to continue as a going concern. The financial statements not contain any adjustments that might result from the outcome of this uncertainty.


/s/SHINHAN ACCOUNTING CORPORATION/s/

Certified Public Accountant
Republic of Korea
December 23, 2000


Il-Heung bldg. Suite #8
126-1 ChungMu-Ro 4Ka, Chung-Ku
Seoul, Korea

                             MERIDIAN Co., Ltd.
                   (A Korean developing stage company)
                             BALANCE SHEET
              As of June 30, 2000, December 31, 1999 and 1998
                             (in US dollars)


                                        June 30,       Year ended December 31,
                                        --------     --------------------------
A S S E T S                              2000           1999            1998
----------------------------------     ------          ---------       ---------
CURRENT ASSETS :
Cash and cash equivalents (Note 2c)   $725,682        $1,405,728       $565,567
Marketable securities (Note 2d)          3,391             1,713          1,758
Accounts receivable - trade, net
  (Note 2e,16)                       2,382,198         1,931,499      1,112,552
Accounts receivable - other              6,291             6,624         81,542
Short-term loans-net (Note16)          382,176            68,313         15,566
Inventories (Notes 2f,4)               485,686           507,858      1,788,324
Accrued interest income                 11,101            20,621         50,966
Advance payments and other             165,120            24,663         23,852
                                    ----------       -----------  ------------
  Total Current Assets               4,161,645         3,967,019      3,640,127
                                    ----------       -----------  ------------

NON-CURRENT ASSETS :
Property, plant and equipment - net
  Notes 2i,6,15)                     1,291,149         1,260,616      1,362,684
Intangible assets - net (Note 2j)       66,189            79,271        518,509
Investment securities (Notes 2g,5)     821,862           418,382        502,332
Long-term and restricted bank
deposits (Note3)                       134,571            75,700       376,875
Guarantee deposits                      10,226             4,587       430,415
Long-term loans-net (Note 2h)          431,550           445,006        13,455
Deferred income tax assets
  (Note 2b,12)                         338,845           338,845         49,323
                                    ----------       -----------  ------------
  Total Non-Current Assets           3,094,392         2,622,407      3,253,593
                                    ----------       -----------  ------------
TOTAL ASSETS                        $7,256,037        $6,589,426     $6,893,720
                                   ===========        ==========  ============

                                      (Continued)

                                 MERIDIAN Co., Ltd.
                         (A Korean developing stage company)
                            BALANCE SHEET, CONTINUED
                   As of June 30, 2000, December 31, 1999 and 1998

                                       June 30,               December 31,
                                       ---------       ----------------------
LIABILITIES AND SHARESHOLDERS' EQUITY   2000              1999         1998
-------------------------------------   -----         ----------     ----------
CURRENT LIABILITIES :
Accounts payable - trade (Note16)     $308,630          $571,897      1,403,261
Short-term borrowings (Note16)       1,013,515           457,031        440,308
Accounts payable - other (Note16)      102,379           249,446        808,123
Income taxes payable                    67,301           125,153          2,762
Advance receipts from customers         30,882             5,777        113,941
Current portion of long-term debt
  (Note 8)                             354,178            89,702        870,984
Withholdings                           191,556           123,335        334,951
Accrued expenses and other              26,453           175,195        118,475
                                    ----------       -----------     ----------
  Total Current Liabilities          2,094,894         1,797,536     4,092,805
                                    ----------       -----------     ----------

LONG-TERM LIABILITIES :
Long-term borrowings (Note 7)        1,752,927         2,062,253      1,865,806
Convertible bonds (Note 8,9)                 -                 -              -
Long-term accounting payable-other     127,327           127,327              -
Accrued severance indemnities-net
  (Note 2k)                            182,570           167,062        176,960
                                    ----------       -----------     ----------
  Total Long-Term Liabilities        2,062,824         2,356,642      2,042,766
                                    ----------       -----------     ----------
  Total Liabilities                  4,157,718         4,154,178      6,135,571
                                    ----------       -----------     ----------
SHAREHOLDERS' EQUITY :
Capital stock
 Common stock - par value 5,000 per share :
 issued and outstanding 200 thousand shares,
 284 thousand shares 538 thousand shares as of
 December 31, 1997, 1998 and 1999 and 568
 shares as of June 30, 2000 (Note 9) 2,546,883         2,412,330      1,273,771
 Capital surplus :
 Additional paid-in capital (Note 9) 1,105,113           566,900              -
 Retained earnings :
 Appropriated (Note 10)                257,302           235,027         81,629
 Unappropriated                      (810,979)         (779,009)      (597,251)
                                    ----------       -----------     ----------
  Total Shareholders' Equity         3,098,319         2,435,248        758,149
                                    ----------       -----------     ----------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                $7,256,037        $6,589,426     $6,893,720
                                   ===========       ===========     ==========

                      See accompanying Notes to Financial Statements

                                    MERIDIAN Co., Ltd.
                            (A Korean developing stage company)

                                   STATEMENT OF INCOME
                         For the six months ended June 30, 2000,
                     for the years ended December 31, 1999 and 1998
                                      (in US dollars)

                                       Six months       Year ended
                                       ended            December 31,
                                       June 30,
                                    ------------       -------------------
                                       2000           1999        1998
                                   ---------       --------     ---------
SALES (Notes 2,16,17)             $1,593,078      $5,469,962    $3,716,471

COST OF SALES                        769,657       3,300,132     1,799,735
                                    ---------       --------     ---------
GROSS PROFIT                         823,421       2,169,830     1,916,736

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES (Note 11)  850,522       2,525,812     1,856,494
                                    ---------       --------     ---------
OPERATING INCOME (LOSS)             (27,101)       (355,982)        60,242
                                    ---------       --------     ---------
OTHER INCOME :
  Interest income                     14,797          18,837        98,673
  Gain on disposal  of
  investment securities                    -       1,221,485             -
  Gain on disposal  of
  tangible assets                          -          22,300             -
  Foreign exchange translation
  gains (Note 2m)                        523          15,723         4,736
  Other                              109,538         182,510        29,502
                                    ---------       --------     ---------
                                     124,858       1,460,855       132,911
                                    ---------       --------     ---------
OTHER EXPENSES :
  Interest expense                    96,158         260,457       316,370
  Donations                            1,094         189,520         1,740
  Foreign exchange & translation
  losses (Note 2m)                       301           7,236         5,647
  Loss on disposal  of tangible
  assets                                  10          10,396             -
  Loss from valuation of
  inventories                              -         773,370             -
  Loss on redemption of bonds              -          33,438             -
  Other                                1,329          28,337         3,179
                                    ---------       --------     ---------
                                      98,892       1,302,754       326,936
                                    ---------       --------     ---------

ORDINARY INCOME (LOSS)               (1,135)       (197,881)     (133,783)

EXTRAORDINARY GAIN :
  Cumulative effect of
  accounting changes                       -               -        63,942
  Gain on exemption of debts               -          15,434             -
EXTRAORDINARY LOSSES :                     -               -             -
                                    ---------       --------     ---------
LOSS BEFORE INCOME TAXES             (1,135)       (182,447)      (69,841)

INCOME TAX EXPENSE (BENEFIT)
(Note 2b,12)                           8,560       (154,088)        33,169
                                    ---------       --------     ---------
NET INCOME (LOSS)                   ($9,695)       ($28,359)    ($103,010)
                                    ========      ===========   ==========
BASIC INCOME (LOSS) PER
SHARE (Note 2l,13)                   ($0.02)         ($0.08)       ($0.66)
                                    ========       ===========    ========

              See accompanying Notes to Financial Statements

                                  MERIDIAN Co., Ltd
                              (A developing stage company)
                     Statement of Shareholders' Equity (Deficit)
                       For the six months ended June 30, 2000,
                   for the years ended December 31, 1999 and 1998
                                  (in US Dollars)

                            Common  Stock    Capital in Retained   Accumulated
                               Issued        Excess of  Earnings Shareholders'
                          Shares     Amount  Par Value  (Deficit)       Equity
                                                                     (Deficit)

Balance at
 January 1, 1998           200,000   $897,022           ($ 287,277)  $ 484,410
Issuance of new shares      84,000    376,749                          376,749
Net loss                                                  (103,010)  (103,010)
                          --------   --------  ---------  --------- ----------
Balance at
December 31, 1998          284,000  1,273,771             (515,622)   758,149
Issuance of new shares     200,000    897,022                          897,022
Conversion of
 convertible bonds          53,853    241,537    566,900               808,437
Net loss                                                   (28,359)   (28,359)
                          --------   --------   --------  --------- ----------
Balance at
December 31, 1999          537,853  2,412,330    566,900  (543,982)  2,435,248
Issuance of new shares      30,000    134,553    538,213               672,766
Net loss                                                    (9,695)    (9,695)
                           --------  -------- ----------  --------- ----------
Balance at June 30, 2000   567,853 $2,546,883 $1,105,113 ($553,677) $3,098,319
                          ======== ========== ========== ========== ==========



               See Accompanying Note to Financial Statements

                             MERIDIAN CO.,LTD.
                      (A Korean developing stage company)

                            STATEMENTS OF CASH FLOWS
                    For the Six months ended June 30, 2000,
                for the years ended December 31, 1999 and 1998
                                 (in US Dollars)


                                          Six months        Year ended
                                          ended June 30,    December 31,
                                                        --------------------
                                             2000           1999     1998
                                           --------      --------   --------

CASH FLOWS FROM OPERATING ACTIVITIES :
Net income(loss)                           ($9,695)       ($28,360)  ($103,010)
                                          ---------     -----------  ----------
Expenses not involving cash payments :
Depreciation and amortization                77,398         143,917     186,090
Provision for severance indemnities          52,127          82,384     280,167
Provision for doubtful other accounts             -           8,802           -
Loss on disposition of tangible assets           10          10,396       1,392
Foreign currency translation loss                 -             890           -
Loss from valuation of inventories                -         773,370           -
Loss on redemption of bonds                       -          33,438           -
Donations                                         -         189,520           -
Other                                             -          27,355           -
                                          ---------     -----------  ----------
Sub-total                                   129,535       1,270,072     467,649
                                          ---------     -----------  ----------
Income not involving cash receipts :
Cumulative effect of accounting changes           -               -      63,942
Foreign currency translation gain                 -           9,944           -
Gain on disposal and valuation of
investment securities                             -       1,221,485           -
Gain on disposal  of tangible assets              -          22,300           -
Gain on exemption of debts                        -          15,434           -
                                          ---------    -----------   ----------
Sub-total                                         -       1,269,163      63,942
                                          ---------     -----------  ----------
Changes in assets and liabilities related to operating activities
Accounts receivable - trade               (450,699)       (818,695)   (491,742)
Accounts receivable - other                     333          74,918    (81,484)
Inventories                                  22,172         507,851 (1,312,466)
Accrued interest income                       9,521          30,345    (31,072)
Advance payments and other current assets (140,456)        (10,361)     (6,409)
Deferred income tax assets (Note 17)              -       (154,088)      14,619
Accounts payable - trade                  (263,267)       (831,364)     899,030
Accounts payable - other                  (147,067)       (619,567)     699,345
Income taxes payable                       (57,851)         (2,762)    (11,440)
Advance receipts from customers              25,104       (126,105)     113,941
Withholdings                               (21,779)       (153,236)     136,623
Accrued expenses and other
current liabilities                        (58,741)          92,063     103,699
Severance indemnity payments               (36,619)        (92,282)    (33,236)
Long-term accounting payable-other                -         127,327           -
Others                                            -               -     30,026
                                         ----------     -----------  ---------
Sub-total                               (1,119,349)     (1,975,956)     29,434
                                         ----------     -----------  ---------
                                          (999,509)     (2,003,407)    330,131
                                         ----------     -----------  ---------
                                    (Continued)

                                 MERIDIAN CO.,LTD.
                          ( A Korean developing stage company )

                        STATEMENTS OF CASH FLOWS, continued
                     For the Six months ended June 30, 2000,
                 for the years ended December 31, 1999 and 1998
                                   (in US dollars)

                                               Six months       Year ended
                                               ended June 30,   December 31,
                                             ------------------------------
                                                2000        1999      1998
                                              --------    --------   ------
CASH FLOWS FROM INVESTING ACTIVITIES :
Proceeds from disposal of
marketable securities                            $0             $45         $0
Proceeds from disposal of
investment securities                             -       1,474,704          -
Decrease in short-term loans-net                  -               -    410,699
Decrease in long-term and
restricted bank deposits                          -         310,145    276,014
Decrease in long-term loans                  13,455          15,815      8,095
Decrease in guarantee deposits                3,798         426,949     15,745
Proceeds from disposal of
property, plant and equipment                 1,346          58,225      2,167
Proceeds from disposal of
intangible assets                                 -         412,977          -
Acquisition of marketable securities        (1,677)               -    (1,664)
Acquisition of property,
plant and equipment                        (96,205)        (61,910)  (545,582)
Acquisition of goodwill                           -               -  (645,439)
Acquisition of other
intangible assets                                 -               -          -
Acquisition of investment securities      (403,480)       (169,269)  (219,770)
Increase in short-term loans-net         ($313,863)       ($52,748)          0
Increase in long-term and
 restricted bank deposits                  (58,872)         (8,970)  (101,956)
Increase in long-term loans                       -       (636,886)    (8,095)
Increase in guarantee deposits              (9,437)         (1,121)  (413,292)
                                         ----------     -----------  ---------
                                          (864,935)       1,767,956 (1,223,078)
                                         ----------     -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES :
Increase in short-term
 borrowings-net                             556,483          16,723    292,299
Increase in long-term
 borrowings                                       -         206,315    726,552
Increase in convertible bonds                     -               -          -
Issuance of common stock                    672,766         897,022    376,749
Payment of short-term borrowings                  -               -          -
Payment of current portion
 of long-term debt                         (22,426)        (33,638)   (67,277)
Payment of long-term borrowings            (22,426)         (9,867)  (267,277)
                                         ----------     -----------  ---------
                                          1,184,397       1,076,555  1,061,046
                                         ----------     -----------  ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                         (680,047)         841,104    168,099

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 THE PERIOD                               1,405,727         564,623    397,468
                                         ----------     -----------  ---------
CASH AND CASH EQUIVALENTS
 AT END OF THE PERIOD                    ($680,047)      $1,405,727   $565,567
                                         ==========     ===========  =========



               See accompanying Notes to Financial Statements

                         MERIDIAN Co. Ltd.
                  (A Korean developing stage company)
                    NOTE TO FINANCIAL STATEMENTS
                For the six months ended June 30, 2000
             For the years ended December 31, 1999 and 1998



1. GENERAL

Meridian Co., Ltd. (the "Company") was incorporated in April 19,
1994 under the laws of the Republic of Korea ("Korea") and is currently engaged in the manufacture of alternative medicine equipment for sale in domestic and overseas markets. As of June 30, 2000, the Company's largest shareholder is Medison Co., Ltd.
("Medison") with a shareholding of 48.3% and the Company's president is Hyeon-Seong Myeong.

The company has negative working capital and a deficit. The ability for the Company to continue as concern is dependent upon it's ability to obtain adequate financing to reach profitable levels of operations. It is not possible to whether financing efforts will be successful or if the Company will attain profitable levels of operations

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized as follows:

a. Estimates and Assumptions

The preparation of financial statements in accordance with U.S.
GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates

b. Basis of Financial Statements

The Company maintains its statutory books of accounts in Korean won and in accordance with Korean financial accounting standards generally accepted in Korea. The accompanying financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"). These financial statements differ in certain respects from the Korean statutory financial statements of the Company. The major differences between the Korean statutory financial statements and the accompanying financial statements as of and for the years ended December 31, 1998 and 1999 and June 30, 2000 are described below. Other differences were determined not to have a significant effect on either the Company's net income or shareholders' equity.

b. Basis of Financial Statements, continued

(1) Deferred Income Taxes

Under previous Korean GAAP, the provision for income taxes was determined based on the amount currently payable under the Korean Corporation Income Tax Law. No deferred income taxes were provided. However, effective January 1, 1999, Korean
GAAP was changed to require the recognition of deferred tax assets and liabilities for the future tax consequences of operating loss carry-forwards, tax credits and differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, in line with US GAAP.

Under US GAAP, deferred tax assets and liabilities are separated into their current and non-current portions based on the classification, the related asset or the related liability for financial reporting purposes. Under revised Korean GAAP, deferred tax assets and liabilities are presented on the balance sheet as a single non-current net number.

The accompanying financial statements assumed to apply deferred income taxes at first in 1998, and the cumulative effect of accounting change was stated statements of income in 1998. And the Company presents deferred taxes as a single non-current net number on the balance sheet.

(2) Research and Development Costs (see Note 2)

As permitted under previous Korean GAAP, the Company began deferring and amortizing research and development costs over five years. In connection with a change in Korean GAAP, effective January 1, 1999, the Company began charging research costs to expense as incurred and deferring and amortizing development costs over five years.

Under US GAAP, research and development costs are charged to expense as incurred and are classified as operating expenses. Research and development costs charged to expense under US GAAP totaled $491 thousand, $911 thousand and $268 thousand for the years ended December 31, 1998 and 1999 and the six months ended June 30, 2000, respectively.

c. Cash and Cash equivalents

Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

d. Marketable Securities

Marketable securities consist of government bonds and are stated at cost and are stated at cost determined on the weighted average method. If the market value of bonds differs from their acquisition cost, such bonds are recorded at market value.

e. Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts to cover estimated losses on receivables that are doubtful of collection, based on collection experience and review of the status of outstanding receivables.

f. Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined based on the weighted average method and net realizable value determined based on the estimate selling price, less estimated completion and selling costs.

g. Investment Securities

(1) Investments with 20% or more ownership interest

Investment securities of affiliated companies, in which the Company has a 20% or more ownership interest, are carried based on the equity method, whereby the Company's initial investment is recorded at cost and the carrying value is subsequently increased or decreased to reflect the Company's share of income or loss of the investee and dividends received therefrom.

(2) Other Investments

Investment securities are stated at cost plus incidental purchase expenses, cost being determined by the moving average method. However, if the market values of marketable investment securities differ from their book value, the marketable investment securities are recorded at market value. In valuing the equity securities of affiliated companies and unmarketable equity securities, if the market value (marketable investment securities) or net book value (unmarketable equity securities) declines significantly compared to acquisition cost and is not expected to recover, the acquisition cost is adjusted to the market value or net book value. For these cases, the difference between the original acquisition cost and revalued amount is charged to current operations and shown in the invested stock reduction loss account.

g. Investment Securities,continued

Reductions in the carrying amount are reversed when there is an increase in the value of investment, or if the reasons for the reductions no longer exist.

h. Valuation of Receivables and Payables at Present Value

Receivables and payables arising from long-term installment transactions, long-term cash loans/borrowings and other similar loan/borrow transactions are stated at present value, if the difference between nominal value and present value is material.

The difference between the nominal value and present value of amounts receivable or payable is presented as present value discount account and directly from the nominal value of the related receivable or payable.
The present value account is amortized using the effective interest rate method with such amortization included in interest income.

i. Property, Plant and Equipment

Property, plant and equipment are stated at cost. Routine maintenance and repairs are expensed as incurred. Expenditures result in enhancement of the value or extension of the useful life of the facilities involved, are capitalized.

Interest incurred on debt used for the construction of property, plant and equipment is capitalized until such construction activities are complete.

Depreciation is computed using the declining balance method
(except for buildings and structures which are depreciated using the straight-line method) over the estimated useful lives (4 to 60 years) of the related assets.

j. Intangible Assets

Intangible assets, which consist of proprietary rights, are stated at cost less amortization computed using the straight-line method over the useful lives.

k. Accrued Severance Indemnities

In accordance with Korean labor law, all employees with more than one year of service are entitled to receive severance indemnities, based on length of service and

k. Accrued Severance Indemnities, continued

rate of pay, upon termination of their employment. Accruals for severance indemnities are recorded to approximate the amount required to be paid if all employees were to terminate at the balance sheet date.

And the Company transferred a portion of its accrued severance indemnities in cash to the National Pension Fund in accordance with the National Pension Law of Korea. The payment transferred to the National Pension Fund is offset from accrued severance indemnities at the time when actual payment is made.

Changes in accrued severance indemnities for the years ended
December 31, 1998 and 1999 and June 30, 2000 are as follows (in
U.S. dollars):


                        Year ended December 31,       Six months ended June 30,
                        ------------------------      -------------------------
                            1998          1999               2000
                          --------      --------           --------
Beginning balance         $68,536       $219,198           $202,709
Provision                 150,662         82,384             52,127
Payments                        -       (98,873)           (40,180)
                         --------       --------           --------
Ending balance           $219,198       $202,709           $214,656
                         ========       ========           ========

l. Earnings (loss) Per Common Share

In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS 128), which established new standards for computing and presenting earnings per share effective for fiscal years ending after December 15, 1997. With SFAS 128, primary earnings per share is replaced by basic earnings per share, which is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, SFAS 128 requires the presentation of diluted earnings per share, which includes the potential dilution that could occur if dilutive securities were exercised or converted into common stock. The computation of diluted EPS does not assume the conversion or exercise of securities if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants (using the treasury stock method).

m. Translation of Financial Statements and Foreign Currency

The Company and its subsidiaries maintain their accounts in Korean won. Transactions in foreign currencies are recorded in Korean won based on the prevailing rate of exchange at the dates of transactions. As allowed under Korean GAAP, monetary assets and liabilities denominated in foreign currencies are translated in the accompanying financial statements at the Base Rates announced by the Korean government on the balance sheet dates.
The resulting gains and losses arising from the translation or settlement of such assets and liabilities are included in current operations.

For the purpose of this reporting, we used the flat exchange rate of 1,114.8 /US$1 which was announced by Korea Financial
Telecommunications & Clearings Institute as a basic rate as of June 30, 2000 in translation of all financial statements.

3. RESTRICTED DEPOSITS

Restricted deposits as of December 31, 1998 and 1999 and June 30,
2000 are as follows (in U.S. dollars):

                                                   December 31,      June 30,
                                                 --------------     ---------
                                                   1998    1999      2000
                                                  -------  ------   ------
Guarantee deposits for checking accounts           $5,651  $2,960   $5,651
                                                  =======  ======   ======
4. INVENTORIES

Inventories as of December 31, 1998 and 1999 and June 30, 2000 are as follows (in U.S. dollars):


                                         December 31,          June 30,
                                      ----------------       ----------
                                       1998          1999         2000
                                      ------         -----       -------
Merchandise                          $1,156,634    $309,218     $307,782
Finished goods                          407,620      72,582       58,290
Work in-process                          88,472      39,558       43,131
Raw materials                           135,598      86,501       76,483
                                     ----------    --------     --------
                                     $1,788,324    $507,858     $485,686
                                     ==========    ========     ========

5. INVESTMENT SECURITIES

Investment securities and investments in affiliates as of December 31, 1998 and 1999 and June 30, 2000 are as follows (in U.S.
dollars):


                        Ownership in percentage     December 31,     June 30,
                        -----------------------     ------------    ---------
                            Dec. 31,  June 30,
                            1999      2000        1998      1999       2000
                           --------  ---------    -----     -----     -------

(Investment securities)

Terasource Venture Cap.Co.   0.66    0.66      $269,107    $152,780   $152,780
Medicapital Co., Ltd.        1.16    1.16       210,800     210,800    210,800
Medichems Co., Ltd.             -       -        22,426
                                                -------     -------    -------
    Sub-total                                   502,332     363,580    363,580
                                                -------     -------    -------
(Investment in affiliate)

Meridian Asia Co., Ltd.      51.0    51.0                    54,802     54,802
True world Co., Ltd.            -    48.0                              215,106
Chuneesoft Co., Ltd.            -    50.0                              134,553
Pusanmeridian Co., Ltd.         -    60.0                               53,282
                                                -------     -------    -------
    Sub-total                                         -      54,802    458,282
                                                -------     -------    -------
  Total                                        $502,332    $418,382   $821,862
                                               ========    ========   ========

The equity method in 1999 and 2000 has not been applied because of the minor amount of investment securities which the Company has a 20% or more ownership. The net asset values of the above companies as of these years are as follows:


                                           December 31,             June 30,
                                        ------------------         ---------
                                        1998         1999              2000
                                      -------      -------          -------
(Investment securities)

Terasource Venture Capital Co., Ltd. $299,531       $389,780       $611,986
Medicapital Co., Ltd.                 193,777        250,739        187,558
Medichems Co., Ltd.                    22,426
                                      -------        -------        -------
    Sub-total                         515,733        640,519        799,544
                                      -------        -------        -------
(Investment in affiliate)

Meridian Asia Co., Ltd.                               54,802         54,802

True world Co., Ltd.                                               100,898
Chuneesoft Co., Ltd.                                                85,636
Pusanmeridian Co., Ltd.                                            211,238
                                     -------        -------        -------
    Sub-total                              -          54,802       452,374
                                     -------        -------        -------
  Total                              $515,733       $695,321     $1,252,18
                                     ========       ========     =========

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 1998 and 1999 and June 30, 2000 are as follows (in U.S. dollars):

                                Useful
                                Lives           December 31,           June 30,
                                (years)        1998         1999           2000
                               --------       -------    ---------      -------

Land                              -         506,951       506,951      506,951
Buildings and structures        20-40       622,294       622,294      622,294
Machinery and equipment           8          44,596        44,596       44,596
Vehicles                          5          52,612        38,012       49,546
Tools, furniture and fixtures    4-8        504,731       484,077      555,190
                                          ---------     ---------    ---------
                                          1,731,184     1,695,930    1,778,577
Less accumulated depreciation               368,501       435,314      487,428
                                          ---------     ---------    ---------
                                         $1,362,684    $1,260,616   $1,291,149
                                          =========     =========    =========

As of June 30, the Company's land and buildings is pledged as collateral for the Company's lines of credit totaling $321 thousand with KookMin Bank.

7. LONG-TERM BORROWINGS

Long-term borrowings denominated in Korean won as of December
31, 1998 and 1999 and June 30, 2000 are as follows (in U.S.
dollars):

                                 Final    Annual   December 31,       June 30,
                               Maturity  Interest ---------------------------
             Lender              Year     rate (%)  1998     1999       2000
   -------------------------    ------   --------- ------   ------    -------

Kookmin Bank                     2005     8.0     $321,134  $321,134  $321,134
Chohung Bank                 03 to 06     8.25   1,499,821 1,499,821 1,499,821
Peace Bank of Korea              2008     6.0       44,851    34,984    34,984
Small and Med. Industry
Promotion                        2002     8.0                269,107   156,978
Shinhan Bank                     2001     4.0                 26,911    26,911
                                                 --------- --------- ---------
Total                                            1,865,806 2,151,957 2,039,828
Less portion due within one year                         -    89,702   286,901
                                              ---------- ---------- ----------
Long-term portion                             $1,865,606 $2,062,255 $1,752,927
                                              ========== ========== ==========

The future scheduled maturities of long-term borrowings at June 30, 2000 are as follows:

                          Years ending
                           June 30,            in US Dollars
                        ---------------      -----------------
                            2000                $286,901
                            2001                 538,152
                            2002                 313,000
                            2003                 375,941
                 2004 and thereafter             525,835
                                              ----------
                                              $2,039,829
                                              ==========

8. CONVERTIBLE BONDS PAYABLE

Convertible bonds issued in 1997 and 1999 consist of the following:

                                 1998                      1999
                             -----------------        -------------------
(1) Name of bonds          1st convertible bonds     2nd convertible bonds
(2) Type of bonds          Non-guaranteed            Non-guaranteed
                           convertible bonds         Convertible bonds
(3) Par value              $717,617                  $807,320
(4) Issue value            100% of par value         100% of par value
(5) Interest rates         7% per annum              12% per annum
(6) Issue date             May 7, 1997               May 6, 1999
(6) Maturity date          May 7, 1999               May 6, 2001
(7) Conversion period      From June 8, 1997         From June 7, 1999
                             to one month prior        to one month
                             to maturity               prior to maturity
(8) Conversion price       $26.91 per share          $22.43 per share


9. SHARE CAPITAL

(a) At April 19, 1998, the Company has 200,000 shares common stocks issued and outstanding at par value $4.49 with 440,000 shares authorized capital stocks.
(b) On June 16, 1998, the Company issued 84,000 shares new common stocks at par value $4.49.
(c) On September 27, 1999, the Company amended its authorized common stock from 440,000 shares to 2,000,000 shares. (par value $4.49)
(d) On October 1, 1999, the Company issued 200,000 shares new common stocks at par value $4.49.
(e) On December 29, 1999, the Company converted the convertible bonds to common stock and issued 53,853 shares new common stocks at $15.01. (par value $4.49)
(f) On March 2, 2000, the Company issued 30,000 shares common stocks (par value $4.49) at $22.43.

10. RETAINED EARNINGS

The details of appropriated retained earnings as of December 31, 1998 and 1999 and June 30, 2000 are as follows (in U.S. dollars):

                                            December 31,             June 30,
                                         1998          1999           2000
                                       --------     ----------      ---------
Reserve for business rationalization   $81,629       $235,027       $257,302

In accordance with the Tax Exemption and Reduction Control Law, the amount of tax benefit associated with certain tax exemptions and tax credits must be appropriated as a reserve for business rationalization. The reserve for business rationalization may not be utilized for cash dividends, but may only be used to offset a future deficit, if any, or may be transferred to capital stock.

11. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The details of selling, general and administrative expenses for the years ended December 31, 1998 and 1999 and for the six months ended June 30, 2000 are as follows (in U.S. dollars):

                                  Year ended December 31,   Six months ended
                                 1998             1999      June 30, 2000
                              ---------         --------    -------------
Salaries                      $555,144           $645,777     $242,664
R & D costs                    491,308            911,471      267,607
Depreciation                    51,064             33,180       22,535
Amortization                   129,505             26,261       13,082
Advertising                     92,566             86,157       29,128
Others                         744,739            822,966      275,506
                            ----------         ----------     --------
                            $1,856,494         $2,525,812     $850,522
                            ==========         ==========     ========

12. INCOME TAXES

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) tax credit carry-forwards.

The tax effects of each type of temporary difference and carry-forward that gave rise to a significant portion of the deferred tax assets and liabilities as of December 31, 1998, 1999 are as follows (in U.S. dollars):


                                                Year ended December 31,
                                               1998                 1999
                                           ------------      ------------
Provision for severance indemnities          $26,878              $31,092
Depreciation                                     382                  382
Accrued interest income                     (15,698)              (6,351)
Amortization                                                    (163,556)
Loss from valuation of inventories                                238,198
Present value discount                                             58,372
Others                                         1,042                1,042
Tax credit carry-forwards                     36,719              179,666
                                             -------             --------
  Total                                      $49,323             $338,845
                                             =======             ========
The provision for income taxes for the years ended December 31, 1998 and 1999 consist of the following (in US dollars):

                                               Year ended December 31,
                                              1998                 1999
                                         --------------     ---------------
Current payable                            $18,550               $135,434
Deferred                                    14,619              (289,522)
                                           -------             ----------
Income tax expense (benefit)               $33,169             ($154,088)
                                           =======             ==========

13. BASIC LOSS PER COMMON SHARE

Net income per common share for 1998 and 1999 and the six months ended June 30, 2000 are computed as follows (in U.S. dollars, except for share data):

                                  Year ended December 31,    Six months
                                                             ended June 30,
                                1998            1999            2000
                           ---------------     ----------   ------------
Net loss                    ($103,010)       ($28,359)         ($9,695)

Weighted average number of
Common shares                  245,500         334,853          557,853
                               -------         -------          -------
Basic loss per
common share                   ($0.42)         ($0.08)          ($0.02)
                               =======         =======          =======

Net income (loss) per common share on dilutive effect of the convertible bonds for 1998 is computed as follows:

                                    1998
                                 -----------
Net income(loss)                  ($52,776)
Weighted average number of
Common shares                       272,167
                                 ----------
Net income per common share         ($0.19)
                                 ==========

14. COMMITMENTS AND CONTINGENCIES

At December 31, 1999, the Company has provided two blank checks to ShinHan Bank and one check to NaRa Bank as collateral. The
Company is currently uncertain what its ultimate liability will be on the above commitments and has not accrued any related liability in its financial statements as of December 31, 1999.

15. INSURANCE

At June 30, 1999, certain of the Company's assets are insured with local insurance companies as follows (in U.S. dollars):


Asset                    Risk                  Book value      Coverage
----------------     --------------        ----------------  ----------
Property, plant        Fire and comprehensive  $1,768,474      $877,287
and Equip.             Liability

In addition to the above insurance, the Company carries compensation insurance for employees' injury, general insurance for vehicles, medical insurance for employees, etc.


16. RELATED PARTY TRANSACTIONS

The Company's transaction and account balances with related parties for the years ended December 31, 1998 and 1999 and June 30,2000 are summarized as follows (in thousands of U.S. dollars):


                         Year ended December 31,     Six months ended June 30,
                          1998           1999               2000
                       ----------     ---------         ------------
Transactions
Sales to:
  Medison Co., Ltd.        $477,913        $73,393           $     -
  Medicapital Co., Ltd.     109,437        764,674            34,403
  Medison In Corporation     43,615        198,164
  Medison Do Brazil          41,348         33,647            43,615
  True world Co., Ltd.                                       304,734
  Pusanmeridian Co., Ltd.                                    456,046

Purchases from:
  Medison Co., Ltd.          84,913

Account Balances

Accounts receivable-trade:
  Medison Co., Ltd.
  Medicapital Co., Ltd.     109,437         34,403
  Medison In Corporation     43,615        193,550             4,858
  Medison Do Brazil          41,348         27,322            61,985

  True world Co., Ltd.                                       251,455
  Pusanmeridian Co., Ltd.                                    350,370
  Short-term loans:
  Medison Co., Ltd.
  True world Co., Ltd.                                       103,660

Accounts payable-trade:
  Medicapital Co., Ltd       54,637
  Medichems Co., Ltd.         6,631
  Medison Co., Ltd            3,514          3,514             3,514

Account payable-other:
  Medison Co., Ltd          219,858        116,977           172,508
  Medicapital Co., Ltd.      89,792

Short-term borrowings:
  Medison Co., Ltd.                        184,980            85,193
  Medicapital Co., Ltd.                      2,944

17. SALES

The Company's amount of domestic sales and export for the years ended December 31, 1998 and 1999 and June 30,2000 are summarized as follows (in U.S. dollars):

                                      December 31,            June 30,
                                   1998        1999             2000
                               ----------    ---------      -----------
Export
   U.S.A.                     $105,784     $264,334          $44,133
   South America                82,696       33,646           64,321
   South Asia                    8,827      177,480
   China                         9,422      241,084
   Japan                                     23,094

   Other                        19,804       36,073            7,923
                            ----------   ----------       ----------
   Export total                226,533      775,713          116,417
                            ----------   ----------       ----------
Domestic sales               3,489,938    4,694,249        1,476,661
                            ----------   ----------       ----------
   Total                    $3,716,471   $5,469,962       $1,593,078
                            ==========   ==========       ==========

18. UNCERTAINTIES IN BUSINESS ENVIRONMENT

The Asia Pacific region, including Korea, has been experiencing significant economic difficulties. These economic difficulties have affected virtually all Korean businesses in some form or another.
There has been an overall contraction of the economy and the financial markets are being restructured which is having an effect on the ability of companies to obtain funds. The impact of this situation will continue into the foreseeable future and it is currently uncertain what the resulting effect will be on the future operations and financial position of the Company. The ultimate outcome of this matter cannot presently be determined.

                              EXHIBIT 1

                CERTIFICATE OF BUSINESS REGISTRATION



Certificate of Business Registration
(Corporation)
Registration No. : 223-81-02444

Name of Corporation: MERIDIAN CO., LTD.

President: Hyeon-Seong Myeong

Date of Establishment: Nov. 9, 1994

Corporation Registration Number: 145211-0001750

Address of Corporation:
687-6, Sangohan-Rj, Hongchun-Eup, Hongchun-Kun, Kangwon-Do
Address of Head office:
687-6, Sangohan-Ri, Hongchun-Eup, Hongchun-Kun, Kangwon-Do

Category of business: Manufacturing     Product category: Medical Equipment
                      Service                             Engineering Service

Reason of Issue: Revision

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                             EXHIBIT 2

                       ARTICLES OF INCORPORATION

Articles of Incorporation

Incorporated on April 19, 1994
Revised on September 29, 1994
Revised on March 20, 1998
Revised on June 16, 1998
Revised on October 1, 1999
Revised on February 23, 2000

Meridian Co. Ltd.

Chapter 1. General Provisions

Article 1. Name
The name of the company shall be Meridian Co. Ltd." (hereinafter called the Company).

Article 2. Purpose
The Company shall conduct the following business activities:
(1) Manufacture and sales of medical devices;
(2) Manufacture and sales of electronic devices;
(3) Offer agent;
(4) Export and import;
(5) Technical services for medical and electronic devices;
(6) Lease of realty;
(7) Distribution;
(8) Sales of medicines;
(9) Manufacture, service and sales of software; and
(10) Other businesses related to those mentioned above.

Article 3. Location of the Head Offices and Branches
(1) The head office of the Company shall be located in Gangweon-do
Province.
(2) Branches may be established elsewhere by resolution of the Board of Directors of the Company.

Article 4. Public Notices
Public notices by the Company shall be given through the Daily
Economic Newspaper and a daily newspaper published in Seoul.

Chapter II. Shares

Article 5. Total Number of Shares to be issued
The total number of shares which the Company is authorized to issue is 2,000,000 shares.

Article 6. Par Value
The par value of each share shall be 5,000 Korean Won.

Article 7. Total Number of Shares to be issued at the Time of Incorporation
The Total number of shares to be issued by the Company at the time of incorporation shall be 10,000 shares.

Article 8. Types of Shares
(1) All shares to be issued by the Company shall be common stock and non-voting preferred stock, both of which shall be in registered form.
(2) The total number of non-voting preferred shares Authorized to be issued by the Company is 5,000 shares.
(3) With respect to the non-voting preferred shares the dividends payable thereon shall be at least two (2) percent greater than the dividends on common shares par value.
(4) As regards the dividends on preferred shares mentioned in Paragraph (3), if the dividends on common shares are not paid, the dividends on preferred shares may not be paid.

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(5) If the dividends on preferred shares as set forth herein are not paid for any fiscal year, the preferred shares shall be deemed to have voting rights from the General Meeting of Shareholders immediately following the General Meeting of Shareholders at which the resolution not to pay such dividends on preferred shares was adopted to the end of the General Meeting of Shareholders at which the resolution to pay such dividends on preferred shares is adopted.

Article 9. Types of Share Certificates
Share certificates shall be issued in eight (8) denominations of one (1), five (5), ten (10), fifty (50), one-hundred (100), five-hundred (500), one-thousand (1,000), and ten-thousand (10,000) shares.

Article 10. Non-issuance of Share Certificates
(1) Shareholders may report the intention that they will not bear share certificates as regards a part or all of the shares held by them to the Company with the attachment of such share certificates.
(2) In case of the report mentioned above, the Company shall, without delay, state the intention that it will not issue share certificates to such shares in the directory of shareholders, and notify the shareholder who reported of the fact.

Article 11. Preemptive Rights
(1) In case of the issuance of new shares, the Company shall allocate any new shares to in proportion to the number of shares held by each shareholder.
(2) In issuing new shares, the company may issue part thereof or all thereof at the market price, and the issue price is pursuant to a resolution of the Board of Directors. In this case, notwithstanding Paragraph (1), new shares issued at the market price may be subscribed in accordance with the Securities Exchange Act or be delivered to a
(3) Notwithstanding Paragraph (1), in case new shares are issued by public offering, the resolution of preemptive rights and other particulars necessary for issuing new shares are pursuant to a resolution of the Board of Directors
(4) In case shareholders abandon or lose preemptive rights, pursuant to a special resolution by the Board of Directors, new shares may be - issued and allocated to persons other than existing shareholders.
(5) Disposal of odd-lots occurring upon allocation of new shares is pursuant to a special resolution by the Board of Directors.
(6) Employee Stock Ownership Association: Employee Stock Ownership Association may be organized in accordance with the policy of the Company and the agreement with the Employee Stock Ownership Association; provided that the preferred offering of the Employee Stock Ownership Association be not more than twenty-hundredths of subscribed shares or sold shares.

Article 11-2. Record Date of Dividend Pay-out of New Shares
In case the Company issues new shares by means of capital increase with consideration, increase of capital stock without consideration and share dividend, as regards dividends on new shares, such shares will be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which new shares are issued.

Article 11-3. Stock Option (1) The Company may, by special resolution of the General Meeting of Shareholders, grant its stock option to members of the Board and the Staff in accordance with the provisions of Article 189-4 of the Securities Exchange Act; provided that issues to be subscribed by execution of the stock option be not more than fifteen-hundredths of total shares already issued by the Company. However, the persons mentioned in the following shall be excluded
1. The shareholder who has the largest number of shares of the Company and persons who are regarded as the relevant persons with special interest to that shareholder (who is referred to in Paragraph
(2) of Article 10-3 of the Presidential Decree of the Securities Exchange Law. The same hereinafter).
2. Major shareholders (who are set forth in Article 188 of the Securities Exchange Law. The same hereinafter) and persons who are regarded as the relevant persons with special interests to those shareholders.
3. Persons who become major shareholders by execution of Stock
Option.
(2) The shares to be delivered upon execution of Stock Option (the shares to be the basis of calculation of the difference between the exercise price of Stock Option and the current price, in case cash or treasury stocks are delivered for the difference) shall be registered common shares.
(3) The number of persons who may have Stock Option shall not be one hundred percent of total members in office, and Stock Option per caput shall not be more than ten-hundredths of total issued shares of the Company.
(4) The purchase price per share upon the execution of Stock Option, or the exercise price to be adjusted after Stock Option has been vested, must not less than each price as set forth in the followings:
1. The higher one of the prices in the followings, in case of issuing and delivering new shares;
a) The current price of shares concerned, which is valued on the basic date of a vesting day of Stock Option in accordance with Subparagraph
1 of Paragraph (2) of Article 84-9 of the Presidential Decree to the Securities Exchange Act;
b) The par value of shares concerned.

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2. The current price of shares concerned, which is valued in accordance with the provision prescribed in Clause a) of Subparagraph
1 of Paragraph (4) above, in the cases other than mentioned in Subparagraph 1 of Paragraph (4) above.
(5) Stock Option may be exercised within seven (7) days from the first day coming after three (3) years have passed since the date of special resolution mentioned in Paragraph (1) above.
(6) Persons with Stock Option shall have been in office for two (2) years or more from the date of special resolution mentioned above in Paragraph (1) to exercise Stock Option. But provided that the persons with Stock Option die within two (2) years from the date of special resolution mentioned in Paragraph (1) above, or retire from office on reaching retirement age, or resign out of the liability that does not belong to themselves, they may exercise Stock Option during the period.
(7) The Provisions of Article 11-2 shall be applied, mutatis mutandis, in respect of dividends on the new shares issued upon exercise of Stock Option. (8) The Company may, by resolution of the Board of Directors, withdraw Stock Option in the following cases:
1. If the persons with Stock Option retire or resign voluntarily;
2. If the persons with Stock Option inflict any striking material loss to the Company by wilful misconduct or mistake;
3. If it comes under the terms of withdrawal prescribed in the contract of Stock Option.

Article 12. Registration of Transfer
(1) In requesting registration of transfer as regards the shares of the Company, the request provided by the Company bearing name and seal or signature, with the attachment thereto of share certificates, shall be submitted.
(2) In case of acquiring shares except for the reason of transfer, on the request of the Company, along with the request in Paragraph (1), documents and share certificates proving the reason shall be submitted.

Article 13. Agent for the Registration of Transfer
(1) The Company may appoint a transfer agent.
(2) The appointment of a transfer agent and the place and scope of business of the transfer agent shall be determined by the Board of Directors and publicly notified.
(3) The register of shareholders of the Company or one copy of registers shall be kept in the agency office, and the Company shall have an agent attend to the registration J shares, the creation and cancellation of pledges, the indication and cancellation of trusted assets, the issuance of share certificates, the receipt of reports and any other matters relating shares. (4) Specific procedures of matters mentioned above in Paragraph (3) shall be in accordance with regulations relating to agency for the registration of transfer of securities by an agent

Article 14. Report of Addresses, Names and Seals of Shareholders
(1) Shareholders and registered pledgees shall report to the Company of the transfer agent mentioned in Article 13 their respective names, addresses and seals.
(2) Shareholders and registered pledgees who reside in foreign countries shall report their respective addresses to which and agents to whom notices may be given in Korea.
(3) Any changes in the items stated in Paragraphs (1) and (2) shall also be reported.
(4) In the absence of the transfer agent, shareholders and registered pledgees shall report to the Board of Directors their respective names, addresses and seals.

Chapter III. General Meeting of Shareholders

Article 16. Convention of General Meeting of Shareholders
(1) The General Meeting of Shareholders of the Company shall consist of an ordinary General Meeting of Shareholders and an extraordinary General Meeting of Shareholders.
(2) The ordinary General Meeting of Shareholders shall be held within three months after the end of each fiscal year and the extraordinary General Meeting of Shareholders shall be held at such other times as are deemed necessary.

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Article 17. Right of Convening
(1) The Representative Director is entitled, by the resolution of the Board of Directors, to convening of a General Meeting of Shareholders, except as otherwise provided in mandatory provisions of the applicable laws or regulations.
(2) In the event that the Representative Director is absent or fails to serve, Paragraph (2) of Article 33 hereof shall be applied.

Article 18. Notices
(1) In convening a General Meeting of Shareholders, written notice, stating the date, time and place of the meeting and the agenda for such Meeting, shall be dispatched at least two (2) weeks prior to the date set for such Meeting. However, in case that the notice has not arrived at the address of a shareholder on the directory of shareholders more than three years, the Company may not notify the shareholder of the convention of General Meeting.
(2) With respect to shareholders holding not more than 1% of the total number of issued and outstanding voting shares, the notice may be replaced by giving at least two (2) week advance public notice with respect to the convening of and agenda for the Meeting at least twice in the Daily Economic Newspaper and a daily newspaper published in Seoul.

Article 19. Place of Convening
The place of convening of the General Meeting of Shareholders shall be determined by the Board of Directors.

Article 20. Chairman
(1) The chairman of the General Meeting of Shareholders shall be the Representative Director.
(2) In the event that the Representative Director is absent or fails to serve, Paragraph (2) of Article 33 hereof shall be applied.

Article 21. Maintenance of Order by the Chairman

The Chairman of the General Meeting of Shareholders may order those who try to obstruct proceedings of disturbing public order to stop or cancel their speeches or so leave the hall. The persons so ordered shall comply with the chairman's instructions.

Article 22. Voting Rights of Shareholders
Each shareholder shall have one (1) voting right for each share he owns.

Article 23. Restrictions on Voting Rights of Shares

In case the Company, its parent or subsidiary company have other company's shares more than one-tenth of total issued shares, the shares of the Company which are owned by such other company shall not be vested with voting rights.

Article 24. Lack of Unity in Exercising Voting Rights
(1) Any shareholder who has two (2) or more voting rights and wants to exercise them for different voting, shall advise, in written, his intention and reason three days prior to the date of meeting to the Company.
(2) The Company may reject the shareholder's lack of unity in voting rights. But if any shareholder has underwritten or been trusted for other shareholders, he can be accepted with his lack of unity in voting rights.

Article 25. Exercise of Voting Right by Proxy
(1) Shareholders may exercise their voting rights by proxy.
(2) The proxy holder mentioned in Paragraph (1) shall submit a document establishing his authority (power of attorney) before the opening of the General Meeting of Shareholders.

Article 26. Quorum and Adoption of Resolutions
All resolutions of general meetings of shareholders, except as otherwise provided by the relevant laws and regulations, shall be adopted if the approval of a majority vote of the shareholders present at such meeting is obtained and such majority also represents at least one-fourth (114) of the total number of shares issued and outstanding.


Article 27. Preparation of Minutes
The course of the proceedings of a General Meetings of Shareholders and the results thereof shall be recorded in minutes which shall bear the name and seal or signature of the chairman, and shall be kept at the Company's head office and branches.

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Chapter IV. Director, Board of Directors and Auditor

Article 28. Number of Directors and Auditors
(1) The number of Directors of the Company shall be between three
(3) and ten (10).
(2) The number of Auditors shall be between one (1) and two (2).

Article 29. Election of Directors and Auditors
(1) The Directors and the Auditors shall be elected at the General Meeting of Shareholders.
(2) The Directors and the Auditors shall be elected by the affirmative vote of a majority of the voting shares of the shareholders present, which shall represent at least one-fourth of the voting shares of the Company then issued and outstanding. However, the shareholder having more than three hundredths (31100) of the voting shares issued and outstanding except shares not having voting rights to the election of auditors, may not exercise voting rights with regard to such shares.

Article 30. Term of Office of Directors and Auditors
(1) The term of office of the Directors shall be three (3) years.
However, in case the term of office expires before the Ordinary
General Meeting of Shareholders as regards the final accounting period, the term of office may be extended to the end of the General Meeting.
(2) The term of office of the Auditors shall be completed at the close of the Ordinary General Meeting with respect to the fiscal year which is the last to end within three (3) years after taking office.

Article 31. Supplementary Election of Director and Auditor
(1) In the event of any of the absence or inability to perform the duties as a Director or Auditor, a General Meeting of Shareholders shall fill the vacancy. However, in case the number of remains satisfies the requirement mentioned in Article 28 hereof and such vacancy does not cause any difficulties in the operation of the business, the appointment through supplementary election may be suspended.
(2) The term of office of the Director or the Auditor appointed by the supplementary election shall be the remaining term of office.

Article 32. Election of the Representative Director etc.
By resolution of the Board of Directors, the company may appoint a few Representative Directors, Senior Managing Directors and Managing
Directors.

Article 33. Duties of Directors
(1) The Representative Director shall represent the Company and supervise the affairs of the Company.
(2) The Senior Managing Director, the Managing Director and the
Director shall assist the Representative Director, and conduct the business of the Company in accordance with those determined by the Board of Directors. In the event that the President cannot perform his duties, one of the standing directors shall act for the President in such order of priority as prescribed in this Paragraph.

Article 34. Duties of Auditors
(1) The Auditor shall examine the accounting and financial records of the Company.
(2) The Auditor may attend at the Board of Directors and express his opinion thereat.
(3) The Auditor may request to convene an Extraordinary General
Meeting of Shareholders by submitting a written request specifying the agenda of the meeting and the reason for the meeting.

Article 35. Inspection Book
The Auditor shall record the procedure of the inspection and the result thereof in the inspection book, which shall bear the names and seals or signatures thereon of the Auditor who has carried out the inspection.

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Article 36. Constitution and Convening of Meeting of the Board of
Directors
(1) The Board of Directors shall consist of all the Directors and shall resolve principal matters relating to the business of the Company.
(2) The Representative Director or any Director who has been authorized by the Board of Directors shall convene the Board of Directors by giving notice to each of the Directors and the Auditor at least five (5) days prior to the scheduled Meeting date; provided, however, that all the Directors and Auditors are unanimous, the procedure of convening may be omitted.

Article 37. Matters for Resolution
(1) All resolutions taken at a Meeting of the Board of Directors shall be adopted by both the presence of the majority of Director's and the affirmative vote of a majority of the Directors present.
(2) The chairman of the Board of Directors shall have the right to convene a Meeting of the Board of Directors in accordance with the provision of Paragraph (2) of Article 36 hereof.
(3) Any Director having a special interest with respect to the resolution shall not exercise his voting right.

Article 38. Minutes of the Meeting
The course of the proceedings of the Meetings of the Board of Directors and the results thereof shall be recorded in minutes which shall bear the name and seal or signature of the Directors and the Auditor, and shall be kept at the Company's head office.

Article 39. Remuneration and Severance Allowances for Directors and
Auditors
(1) The remuneration for Directors and Auditors shall be determined by a resolution of the General Meeting of Shareholders.
(2) The payment of the severance allowances for Directors and Auditors shall be in accordance with the rule of payment of the several allowances for officers determined by a resolution of the General Meeting of Shareholders.

Article 40. Consultants and Advisers
The Company shall have a few consultants and advisers by the resolution of the Board of Directors.

Chapter V. Accounting

Article 41. Fiscal Year
The fiscal year of the Company shall commence on each January 1 and shall end on December 31 of the same year.

Article 42. Preparation and Keeping of Financial Statements
(1) The Representative Director of the Company shall prepare and submit to the Ordinary General Meeting of Shareholders, no later than six (6) weeks before the date set for an Ordinary General Meeting of Shareholders, the following documents and supplementary schedules thereto and a business report, following approval thereof by the
Auditor:
1. A balance sheet;
2. A statement of profit and loss; and
3. A statement of appropriation of retained earnings or statement of disposition of deficit.
(2) The Auditor shall submit an audit report to the Director within four
(4) weeks from the date of receiving the documents in Paragraph (1).
(3) From one (1) week before the day set for the ordinary General Meeting of Shareholders, the Auditor shall keep the documents set forth in Item 1 through 3 of Paragraph (1) above together with the business report and audit report at the head office for five (5) years and shall keep copies of such documents and reports at each branch for three (3) years.
(4) The Company shall, without delay, give public notice of the balance sheet and the opinions of external auditors when the documents set forth in Item 1 through 3 of Paragraph (1) above are approved by the General Meeting of Shareholders.

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Article 43. Disposition of Profit
Profit (including surplus profit) for any fiscal year shall be disposed of as follows:
1. Legal reserves for profit;
2. Other legal reserves;
3. Dividends;
4. Discretionary reserves;
5. Other dispositions of surplus profit; and
6. Carrying forward as surplus profit.

Article 44. Dividends
(1) Dividends may be paid in cash or shares. However, dividends paid in shares shall not exceed the value corresponding to one-half of total dividends.
(2) Dividends referred to in Paragraph (1) shall be paid to the shareholders and registered pledgees whose names appear in the shareholders' register of the Company as of the last day of each fiscal year.

Article 45. Negative Prescription for the Right to Claim Payment of
Dividends
(1) Any rights to dividends shall be extinguished by prescription unless exercised for five (5) years.
(2) Dividends to which-rights has extinguished pursuant to Paragraph
(1) above shall revert to the Company.

Article 46. Issuance of Convertible Bonds
(1) The Company may issue convertible bonds to persons other than existing shareholders up to a total par value of one billion (1,000,000,000) Won.
(2) The convertible bonds mentioned in Paragraph (1) may be issued on the condition certain portion of par value of the convertible bonds as determined by,4pe Boar& shall be converted into shares.
(3) The shares to be issued upon conversion shall be common shares. The conversion price shall be decided by the Board of Directors at the time of issuance of convertible bonds; provided that the conversion price shall not be less than the par value of each share.
(4) The period during which bondholders may exercise their conversion rights shall commence from three (3) months after the issuance date of the convertible bonds and end on the day immediately preceding the redemption date thereof; provided that the Board of Directors may adjust the conversion period within the above foregoing period by its resolution.
(5) In regard to the payment of dividends for the shares which were issued upon conversion and to the payment of interest on the convertible bonds, such shares will be deemed to have been issued at the end of the fiscal year during which the conversion is exercised.

ADDENDUM
These Articles of Incorporation shall be effective form April 19, 1994.

ADDENDUM
These Articles of Incorporation shall be effective form September 29, 1994.

ADDENDUM
These Articles of Incorporation shall be effective form March 20, 1998.

ADDENDUM
1. These Articles of Incorporation shall be effective form June 16,
1998. 2. The revised paragraphs in Article 11 -2 shall be effective from the business year after the day of the revision of these Articles of Incorporation.

ADDENDUM
These Articles of Incorporation shall be effective form October 1, 1999.

ADDENDUM
These Articles of Incorporation shall be effective form February 23, 2000.

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                                    EXHIBIT 3

                 PROPOSED REVISED ARTICLES OF INCORPORATION



                                  CHAPTER I
                             GENERAL PROVISIONS


Article 1.      Company Name

The name of the Company shall be expressed as "Chusik Hoesa
Meridian", which shall be expressed in English as "Meridian Co., Ltd." (hereinafter referred to as the "Company").

Article 2.      Objectives

The objectives of the Company shall be as follows:

(1)       Manufacture and sales of medical devices;

(2)       Manufacture and sales of electronic devices;

(3)       Offer agent;

(4)       Export and import;

(5)       Technical services for medical and electronic devices;

(6)       Lease of real property;

(7)       Distribution;

(8)       Sales of medicines;

(9)       Manufacture, service and sales of software; and

(10) All other activities or businesses which are related to the attainment and continuation of the objectives mentioned above.

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Article 3.       Location of Head office and Branches

The head office of the Company shall be located in Gangwon-do, Republic of Korea. Branches, liaison offices, other offices or subsidiary may be established elsewhere by resolution of the Board of Directors of the Company.


Article 4.      Method of Giving Public Notices

Public notice shall be given by publishing the notice in Maeil Economic
Newspaper.


                              CHAPTER II
                                SHARES

Article 5.     Total Number of Authorized Shares

The total number of shares which the Company is authorized to issue ("Authorized Shares") shall be two million (2,000,000) shares.


Article 6.      Number of Shares Issued at Incorporation

The number of shares to be issued at the time of incorporation of the Company shall be ten thousand (10,000) shares.


Article 7.     Par Value

The par value of each share shall be five thousand (5,000) Korean Won.


Article 8.     Class of Shares and Types of Share Certificates

(1) The shares to be issued by the Company shall be common and registered.

(2) Share certificates of the Company shall be consisted of eight (8) denominations: those of one (1) share, five (5) shares, ten (10) shares, fifty (50) shares, one hundred (100) shares, five hundred
(500) shares, one thousand (1,000) shares and ten thousand
(10,000) shares.

(3) The Company shall not adopt the non-bearing of Share Certificates under Article 358-2 of the Commercial Code.


Article 9.     Pre-emptive Rights

(1) The shareholders shall have pre-emptive rights to the shares to be newly issued by the Company in proportion to the number of shares held by each shareholder.

(2) Notwithstanding the provision of Paragraph (1), new shares may be allocated to persons other than the shareholders in the following cases:

(a) In case that the Company offers new shares or allows underwriters to underwrite new shares in accordance with
Article 2 and Article 8 of the Securities Exchange Act;

(b) In case that the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange
Act;

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(c)     In case that the Company issues new shares through
exercises of stock options in accordance with Article 16-3 of the Venture Company Promotion Special Measures Act;

(d) In case that the Company issues new shares for the purpose of listing or registration on or with a foreign securities exchange or market;

(e) In case the Company issues new shares for foreign direct investments in accordance with the Foreign Investment
Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;

(f) In case the Company issues new shares to another company with which the Company forms or intends to form a business alliance relationship; or

(g) In case the Company issues new shares for consideration for the acquisition of the shares or assets of another company or the assets of a person.

(3) Any shares unsubscribed due to a waiver or failure to exercise of pre-emptive rights by shareholders, or any fractional shares arising in the process of allocation of new shares shall be dealt with by the resolution of the Board of Directors.

Article 10.     Public Offerings

(1) The Company may issue new shares through a public offering by the resolution of the Board of Directors in accordance with
Article 189-3 of the Securities Exchange Act; provided, however, that such newly issued shares shall not exceed thirty hundredths of the total issued and outstanding shares of the Company.

(2) The type, number and the issuing price, etc. of the shares to be newly issued through a public offering shall be determined by the resolution of the Board of Directors; provided, however, that the issuing price of such new shares shall be not less than the price set forth in Article 84-5 of the Enforcement Decree of the Securities
Exchange Act.

Article 11.     Stock Options

(1) By the special resolution of the General Meeting of Shareholders, the Company may grant stock options provided for in Article 16-3 of the Venture Company Promotion Special Measures Act to those among the following persons who have contributed or has capabilities to contribute to the establishment, management or technological innovations of the Company within the limit not exceeding fifty hundredths of the total issued and outstanding shares of the Company:

(a)     The Directors, the Auditor or other employees of the Company;

(b) Any of the following persons with the technological or managerial capabilities:

(i) Faculty members of a university (including community colleges and industrial colleges) (including researchers at a research institute at such university);

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E-11

(ii) Researchers at a research institute established by the National or Local Government;

(iii) Researchers at a research institute funded by the National Government;

(iv) Practicing lawyer, certified public accountant, patent agent, management supervisor, technology supervisor, or tax agent; or

(v) Researchers at a science or industrial technology research institute, which is a non-profit legal entity;

(c)     Universities;

(d)     Research institutes established by the National or Local
Government;

(e)     Research institutes funded by the National Government;

(f)     Specialized production technology research institutes; or

(g)     Science or industrial technology research institutes.

(2) Notwithstanding the provisions of Paragraph (1) above, the Company shall not grant stock options to any of the following persons:

(a) The largest shareholder of the Company (as set forth in Item 2 of Article 54-5 (4) of the Securities Exchange Act; hereinafter the same meaning) and his specially interested persons (as set forth in Article 10-3 (2) of the Enforcement Decree of the Securities Exchange Act; hereinafter the same meaning).
Provided, however, that those who become such specially interested persons by taking the office of the Directors or Auditors of the Company (including the non-standing Directors or Auditors of an affiliated company of the Company) shall be excluded;

(b) Major shareholders of the company (as set forth in Article 188 of the Securities Exchange Act; hereinafter the same meaning) and their specially interested persons. Provided, however, that those who become such specially interested persons by taking office of the Directors or Auditors of the Company (including the non-standing Directors or Auditors of an affiliated company of the Company) shall be excluded; or

(c) Persons who would become major shareholders by exercise of stock options.

(3) The Company shall not grant stock options for such number of shares exceeding ten hundredths of the total issued and outstanding shares of the Company to any one (1) Director, Auditor or employee of the Company.

(4) The Company may cancel the grant of stock options by the resolution of the Board of Directors in any of the following cases:

(a) When the stock option holder has resigned voluntarily from the Company after his receipt of stock options;

(b) When the stock option holder has caused a material damage to the Company by negligence or willful misconduct; or

(c) When any of the conditions for cancellation in the stock option agreement has occurred.

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(5)     The Company shall grant stock options by either of the following manners:

(a) Delivery of shares newly issued at the exercise price per stock options or treasury shares; or

(b) Payment in cash or stock for the amount obtained by deducting the exercise price per stock options from the market price of the shares.

(6) Stock options may be exercised for seven (7) years from the date immediately following the period of three (3) years after the date of the special resolution of the General Meeting of Shareholders referred to in Paragraph (1) above.

(7) Stock option holders shall be entitled to exercise his stock options only after having served in the Company for two (2) years after the date of the special resolution of the General Meeting of Shareholders referred to in Paragraph (1) above. Provided, however, that those who die, or retire from office upon reaching retirement age, or resign from office for reasons not attributable to themselves within two (2) years after the date of the special resolution of the General Meeting of Shareholders referred to in Paragraph (1) above may exercise stock options during the applicable exercise period.

(8) The exercise price per share upon the exercise of stock options shall not be less than the price set forth in each of the following items; provided, however, that the same shall apply when the exercise price has been adjusted after the grant of stock options:

(a) The higher of the following prices in case of issuance and delivery of new shares;

(i) The market price of shares valued as of the date of the grant of stock options in accordance with Item 1 of Article
84-9 (2) of the Enforcement Decree of the Securities
Exchange Act; or

(ii)     The par value of shares concerned; or


(b) The market price of shares valued in accordance with Sub-paragraph (a) (i) above in all cases other than Sub-paragraph
(a) above.

(9) Article 12 shall be applied, mutatis mutandis, in respect of dividends on the new shares issued by exercise of stock options.

Article 12.     Calculation of Dividend for New Shares

For the purpose of calculation of dividend to be paid on the new shares which were issued during a given fiscal year, the issuance, underwriting or subscription for the same new shares shall be deemed to have been made at the end of the fiscal year immediately preceding the fiscal year during which the same new shares were issued, underwritten or subscribed.

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Article 13.     Transfer Agent

(1) The Company shall appoint a transfer agent to attend to the registration of transfer of shares on the register of shareholders.

(2) An agent, the place of conducting the registration of transfer of shares and the scope of the registration of transfer of shares shall be provided by the resolution of the Board of Directors and a public notice of the same items shall be given.

(3) The register of shareholders of the Company or a copy thereof shall be kept in the transfer agent's place of conducting the registration of transfer of shares, and the Company shall have the transfer agent attend to the registration of transfer of shares, the creation and cancellation of pledges, the indication and cancellation of trusted assets, the issuance of share certificates, the receipt of reports and any other matters relating to shares.


Article 14.     Report of Addresses, Names and Seals or Specimen
Signatures of Shareholders

(1) Shareholders and registered pledges and any of their attorneys-in-fact shall report to the transfer agent their names, addresses, and seals or specimen signatures.

(2) Any change in the items set forth in Paragraph (1) shall also be reported according to the same reporting procedure.


Article 15.     Record Date

(1) The shareholders registered on the register of shareholders as of December 31 of each year shall be entitled to exercise the rights of shareholders at the Ordinary General Meeting of Shareholders for the relevant fiscal year.

(2) In case that it is deemed necessary to convene an Extraordinary General Meeting of Shareholders or for any other reasons, the Company may fix those shareholders registered on the register of shareholders as of the date designated by the resolution of the Board of Directors as those entitled to exercise the rights of shareholders; provided, however, that the Company shall give a public notice thereof two (2) weeks in advance.

                        CHAPTER III
                          BONDS

Article 16.     Issuance of Convertible Bonds

(1) The Company may issue convertible bonds within the limit of its aggregate face amount not exceeding ____________ (___________)
Korean Won to persons other than the shareholders by the resolution of the Board of Directors in one of the following cases:

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E-14

(a) In case that the Company issues convertible bonds through a public offering;

(b) In case the Company issues convertible bonds for foreign direct investments in accordance with the Foreign Investment
Promotion Act as needed for business purposes; or

(c) In case the Company issues convertible bonds to another company with which the Company forms or intends to form a business alliance relationship for the purpose of technology transfer.

(2) Convertible bonds mentioned in Paragraph (1) may, by the resolution of the Board of Directors, be issued with their conversion rights limited to only a portion of their face amount.

(3) The shares to be issued upon exercise of conversion rights shall be common shares, and the conversion price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board of Directors at the time of issuance of the convertible bonds.

(4) The period during which the conversion rights can be exercised shall be from the date one (1) month after the issuance date until the date immediately preceding the redemption date. However, the same period may be adjusted by the resolution of the Board of Directors to the extent not exceeding the original period.

(5)     In case that the convertible bonds are converted into shares,
Article 12 (Calculation of Dividend for New Shares) shall be applicable to the payment of interest on the convertible bonds.

Article 17.     Issuance of Bonds with Warrants

(1) The Company may issue bonds with warrants within the limit of its aggregate face amount not exceeding ____________
(___________) Korean Won to persons other than the shareholders by the resolution of the Board of Directors in one of the cases referred to in Article 16 (1).

(2) The warrants may be exercised in an amount determined by resolution of the Board of Directors to the extent not exceeding the aggregate face amount of the bonds with warrants.

(3) The shares to be issued upon exercise of the warrants shall be common shares, and the issuing price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board of Directors at the time of issuance of the bonds with warrant.

(4) The period during which the warrants can be exercised shall be from the date one (1) month after the issuance date until the date immediately preceding the redemption date. However, the same period may be adjusted by the resolution of the Board of Directors to the extent not exceeding the original period.

Article 18.  Provisions applicable to the Issuance of the Bonds

Article 13 (Transfer Agent) and Article 14 (Report of Addresses,
Names and Seals or Specimen Signatures of Shareholders) shall be applied to the cases of issuance of bonds.

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                           CHAPTER IV
                 GENERAL MEETING OF SHAREHOLDERS

Article 19.      Types and Time of Holding of General Meetings

(1) The General Meetings of Shareholders of the Company shall be ordinary or extraordinary.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year. The
Extraordinary General Meeting of Shareholders may be convened on a need basis.

Article 20.     Person to Convene

(1) Except as otherwise provided by the law, the General Meetings of Shareholders shall be convened by the Representative Director in accordance with the resolution of the Board of Directors.

(2) In the event of absence of the Representative Director, a Director designated in advance by the Board of Directors may convene the General Meeting of Shareholders.

Article 21.     Notice of Meeting

Written notice of each General Meeting of Shareholders of the Company stating the date, time, and place of the Meeting and the purpose for which the Meeting has been called with the enclosures of the form and reference materials necessary for the exercise of vote in writing shall be dispatched via registered regular mail to shareholders who are residents of Korea and via registered airmail or facsimile message to all other shareholders at least fourteen (14) days prior to the date set for such Meeting. The shareholders may act only with respect to matters set forth in said written notice at any General Meeting of Shareholders.

Article 22.     Place of Meeting

The General Meetings of Shareholders shall be held at the place where the Company's head office is located, but may be held in its vicinities as deemed necessary.

Article 23.     Presiding Officer

(1) The Representative Director shall preside at the General Meetings of Shareholders.

(2) In the event of absence of the Representative Director, a Director designated in advance by the Board of Directors shall preside at the Meeting.

Article 24.     Presiding Officer's Authority to Keep Order

(1) The Officer who presides at the General Meeting of Shareholders may order any person to cease making any statements or leave the place of the Meeting if he determines that such person is deliberately making such statements disturbing the order of the proceedings at the Meeting.

(2) The Presiding Officer at the General Meeting of Shareholders may place restrictions on length of time and frequency of statements made by shareholders, if deemed necessary for orderly proceedings at the Meeting.

Article 25.     Right to Vote

In all matters, each shareholder shall have one (1) vote for each share registered in the name of such shareholder.

Article 26.     Limitation of Right to Vote due to Cross-shareholding

In case the Company alone, together with its subsidiary company, or its subsidiary company alone holds more than one tenth of the total issued and outstanding shares in another company, the shares of the Company held by such another company shall not be entitled to vote.

Article 27.     Inconsistent Exercise of Rights to Vote

(1) A shareholder with two or more rights to vote desiring to exercise his votes in disunity shall notify the Company in writing of his intention of so doing and the reasons therefore three (3) days prior to the day set for the Meeting.

(2) The Company may refuse to allow so desiring shareholder to exercise his votes in disunity. However, the Company may not do so towards a shareholder holding the shares in trust or otherwise in behalf of others.

Article 28.     Exercise of Right to Vote

(1) Shareholders may exercise their voting rights in writing without personal attending at the General Meeting of Shareholders.

(2) Shareholders desiring to exercise their votes in writing shall submit the form necessary for exercise of votes to the Company within one (1) day prior to the day set for the Meeting after filling out all necessary items.

(3) A shareholder may exercise his vote by proxy. In this case, the proxy holder must file with the Company a document (proxy) evidencing his power of representation before each General
Meeting of Shareholders commences.

Article 29.     Methods of Resolutions

Except as otherwise provided by the law or these Articles of Incorporation, resolutions of the General Meeting of Shareholders shall be adopted by a majority of votes present at the Meeting, which shall represent at least one fourth of the total issued and outstanding shares of the Company.

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Article 30.     Minutes

The substance of the proceedings at the General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the Meeting, which shall bear the names and seals of the Presiding Officer and of the Directors present at the Meeting and shall be preserved in the Company's head office and branch office.

                            CHAPTER V
                     DIRECTORS AND AUDITORS

Article 31.      Number of Directors and Auditor

The Company shall have not less than three (3) but not exceeding ten
(10) Directors and one (1) or two (2) Auditor.

Article 32.      Election

(1) The Directors and the Auditor shall be elected at the General Meeting of Shareholders.

(2) In case that two (2) or more Directors are elected, the cumulative voting under Article 382-2 of the Commercial Code shall not be applicable.

(3) Any shareholder who holds more than three hundredths of the total issued and outstanding shares with voting rights may not exercise his votes in respect of the excess shares beyond the said limit in the election of the Auditor.

Article 33.      Term of Office

     The term of office of Directors and Auditor shall expire at the close of the third Ordinary General Meeting of Shareholders held with regard to settlement of accounts subsequently to their assumption of office.

Article 34.     Vacancy

(1) In case of any vacancy in the office of Director or Auditor as set forth by the law or in these Articles of Incorporation, a substitute Director or Auditor shall be elected at the General Meeting of Shareholders.

(2) The term of office of a Director or Auditor so elected shall be for the remainder of the term of office of the predecessor.

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Article 35.     Duties of Directors

(1) The Directors shall perform their duties faithfully in accordance with the law and these Articles of Incorporation.

(2) The Directors shall use the duty of care of a good manager for the good of the Company in performance of their duties.

(3) The Directors shall not use or cause a third party to use the confidential information of the Company they came to possess during their term of office.

Article 36.     Duties of Auditor

(1) The Auditor shall audit the accounting and the business of the Company.

(2) The Auditor may demand the Board of Directors to convene an Extraordinary General Meeting of Shareholders by presenting a written statement stating the proposed subject matters of the Meeting and the reasons for the convening.

(3) The Auditor shall not use or cause a third party to use the confidential information of the Company he came to possess during their term of office.

Article 37.     Remuneration and Severance Pay for Directors and Auditor

(1) The remuneration of the Directors and the Auditor shall be determined by the resolution at the General Meeting of Shareholders.

(2) The severance pay of the Directors and the Auditor shall be determined by the Senior Officers Severance Pay Regulations to be adopted by the resolution of the General Meeting of Shareholders.


Article 38.     Representative Director

One (1) Director shall be appointed as the Representative Director by the resolution of the Board of Directors.

Article 39.     Authority of Representative Director

The Representative Director shall represent the Company and manage the business of the Company within limitations established by these Articles of Incorporation, by the resolution at a General Meeting of Shareholders or by the resolution of Board of Directors.

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                             CHAPTER VI
                          BOARD OF DIRECTORS

Article 40.     Authority of Board of Directors

The Board of Directors of the Company shall consist of all the Directors. Except as otherwise provided by the law or these Articles of Incorporation, the Board of Directors shall decide by the resolution all important matters relating to the management of the business of the Company including the establishment of the basic corporate policies and other matters prescribed by the law or by these Articles of Incorporation.

Article 41.     Convention

Meetings of the Board of Directors may be convened from time to time by the Representative Director or any Director who has been authorized by the Board of Directors by giving written notices stating the date, time, and place of the meeting and the purposes for which the Meeting has been called to each of the Directors and the Auditor at least three
(3) days prior to the date set for the Meeting. However, the procedure for convention may be omitted with the prior written consent of all the Directors and the Auditor.

Article 42.     Place of Meeting

All Meetings of the Board of Directors may be held at the place where the Company's head office is located or such other place as may be determined by the officer convening said meetings.

Article 43.     Presiding Officer

(1) The Representative Director shall preside at the Meeting of the Board of Directors.

(2) In the event of absence of the Representative Director, a Director designated in advance by the Board of Directors shall preside at the Meeting.

Article 44.     Methods of Resolution

(1) Resolutions of the Board of Directors shall be adopted by a majority of the Directors present at the Meeting where a majority of all Directors in office are present.

(2) The Board of Directors may allow all Directors to take part in the adoption of a resolution by means of a communication system of transmitting and receiving visual images and sounds simultaneously without personal attendance of all or a part of all Directors. In this case, the relevant Directors shall be deemed to have attended the Meeting.

(3) Any Director who has an interest in the matter being decided by the Board of Directors shall not exercise his vote for that particular matter.

Article 45.     Minutes

The substance of the proceedings at a meeting of the Board of Directors, the results thereof, the names of the dissenting Directors, and the reasons thereof shall be recorded in the minutes of the Meeting, which shall bear the names and seals of the Directors and Auditor present at the Meeting and shall be preserved in the Company's records.

                                  CHAPTER VII
                                   ACCOUNTING

Article 46.     Fiscal Year

(1) The fiscal year of the Company shall commence on January 1 and end on December 31 of each year.

(2) The first fiscal year of the Company shall commence with the date of the registration of incorporation of the Company and end on the following December 31.

Article 47.  Financial Statements and Business Report

(1) The Representative Director shall prepare a business report and the following financial documents, together with supplementary schedules, for each fiscal period, shall obtain an approval thereof from the Auditor six (6) weeks before the day set for the Ordinary General Meeting of Shareholders, and shall submit the same to the shareholders at the Ordinary General Meeting of Shareholders:

(a)     A balance sheet;

(b)     A profit and loss statement; and

(c) A statement of appropriation of retained earnings or statement of disposition of deficit.

(2) The Auditor shall submit an audit report to the Representative Director within one (1) week prior to the day set for the Ordinary General Meeting of Shareholders.

(3) The Representative Director shall keep on file the documents set forth in Paragraph (1), supplementary schedules, the business report, and the audit report at the head office for five (5) years and copies thereof at branch offices for three (3) years, beginning from one (1) week before the day set for the Ordinary General
Meeting of Shareholders.

(4) The Representative Director shall without delay publish a public notice of the balance sheet of the Company as soon as it obtained an approval of the documents set forth in Paragraph (1) above at the Ordinary General Meeting of Shareholders.

Article 48.      Disposition of Profit

(1) The Company shall dispose of the retained earnings before appropriation of the Company for each fiscal year in the following order of priority:

(a)     Legal reserves for profit;

(b)     Other legal reserves, if any, required by applicable law;

(c)     Dividends;

(d)     Discretionary reserves; and

(e)     Other dispositions.

Article 49.      Distributions of Profit

(1)     Dividends may be paid out in cash or stock.

(2) Dividends shall be paid to the shareholders or the registered pledgees who have been duly entered in the register of shareholders as of the end of each fiscal year.

Article 50.     Claim for Payment of Dividends

(1) Any claim for payment of dividends expires unless it is exercised within five (5) years from the date of the resolution of the General Meeting of Shareholders declaring such dividends.

(2) The dividends for which the statute of limitation for a claim therefore ran out as set forth in the preceding Paragraph (1) shall belong to the Company.

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                                   EXHIBIT 4

                          COPY OF MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER between By George Holding
Corp., a US corporation ("BGHC"), MERIDIAN CO. LTD. a Korean corporation ("Meridian") and ABR MERIDIAN (GEORGIA) INC., a
Georgia corporation and a wholly owned subsidiary of Meridian (the "Sub"), BGHC, Meridian and the Sub being sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, the board of directors of each Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation (the "Merger") and upon completion of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), Meridian will elect to become the successor issuer to BGHC for reporting purposes under the Securities Exchange Act of 1934.

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. BGHC shall be merged with and into the Sub which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

     2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

     2.1. Adoption of this agreement by BGHC and the Sub pursuant to the Georgia Business Corporation Act; and

     2.2. Execution and filing by BGHC and the Sub of Articles of Merger with the Department of State of the State of Georgia in accordance with the Georgia Business Corporation Act.

     3. TIME OF FILINGS. The Articles of Merger shall be filed with the Department of State of the State of Georgia upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfilment or waiver of the terms and conditions herein.

     4. GOVERNING LAW. The surviving corporation shall be governed by the laws of the State of incorporation of the Sub.

     5. CERTIFICATE OF INCORPORATION. The Articles of
Incorporation of the Sub shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of the Sub to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

     6. BYLAWS. The Bylaws of the surviving corporation shall be the Bylaws of the Sub as in effect on the date of this agreement.

     7. BOARD OF DIRECTORS AND OFFICERS. The officers and directors of the Sub, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

     8. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue as " ABR Meridian (Texas) Corp." unless changed by the Sub.

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     9. CONVERSION. The mode of carrying the Merger into effect and the manner and basis of converting the shares of BGHC into shares of Meridian are as follows:

     9.1. The aggregate number of shares of BGHC Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 68,142 shares of Meridian Common Stock (the
"Meridian Shares") adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

      The Meridian Shares will be issued pursuant to Section 4(2) of the Securities Act of 1933, Regulation S of the Securities Act of 1933, and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission and, if applicable, will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES
ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS
THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE
SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR
OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO
AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

     9.2. Upon completion of the Merger, there shall be 635,995 shares of Meridian Common Stock issued and outstanding, subject to such adjustments, held as follows: 68,142 common shares held by the former shareholders of BGHC and 567,853 common shares held by the other shareholders of Meridian

     9.3. All outstanding Common or Preferred Stock of BGHC and all warrants, options or other rights to its Common or Preferred Stock shall be retired and cancelled as of the Merger Date.

     9.4. Each share of BGHC Common Stock that is owned by BGHC as treasury stock shall, by virtue of the Merger and without any action on the part of BGHC, be retired and cancelled as of the Merger Date.

     9.5. Each certificate evidencing ownership of shares of Meridian Common Stock issued and outstanding on the Merger Date or held by Meridian in its treasury shall continue to evidence ownership of the same number of shares of Meridian Common Stock.

     9.6. Meridian Common Stock shall be issued to the holders of BGHC Common Stock in exchange for their shares as provided by BGHC.

     10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of BGHC Common Stock
(other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Meridian Common Stock into which the shares of BGHC
Common Stock the holder represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares.

     11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented BGHC Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Meridian Common Stock into which it was converted. No dividend or other distribution payable to holders of Meridian Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of BGHC Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefore the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Meridian Common Stock represented thereby.

     12. EFFECT OF THE MERGER. On the Merger Date, the separate existence of BGHC shall cease (except insofar as continued by statute), and it shall be merged with and into the Sub. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the Sub, without further act or deed. The Sub shall thenceforth be responsible and liable for all the liabilities and obligations, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Sub.

     13. REPRESENTATIONS AND WARRANTIES OF BGHC. BGHC represents and warrants that:

     13.1. CORPORATE ORGANIZATION AND GOOD STANDING.
BGHC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.


     13.2. REPORTING COMPANY STATUS. BGHC has filed with the
Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting issuer pursuant to Section12 (g) thereunder.

     13.3. REPORTING COMPANY FILINGS. BGHC has filed and is current on all reports required to be filed by it pursuant to Section13 of the Securities Exchange Act of 1934.

     13.4. CAPITALIZATION. BGHC's authorized capital stock consists of 1,000 shares of Common Stock, no par value, of which 100 shares are issued and outstanding.

     13.5. ISSUED STOCK. All the outstanding shares of its Common
Stock are duly authorized and validly issued, fully paid and non-assessable.

     13.6. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain BGHC Common Shares issued or committed to be issued.

     13.7. CORPORATE AUTHORITY. BGHC has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

     13.8. SUBSIDIARIES. BGHC has no subsidiaries.

     13.9. LITIGATION. There is not, to the knowledge of BGHC, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against BGHC or against any of its officers.

     13.10. CONTRACTS. BGHC is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

     13.11.TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by BGHC for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

     13.12. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of BGHC is subject or by which BGHC is bound.

     14. REPRESENTATIONS AND WARRANTIES OF MERIDIAN.
Meridian represents and warrants that:

     14.1. CORPORATE ORGANIZATION AND GOOD STANDING.
Meridian is a corporation duly organized, validly existing, and in good standing under the laws of Korea and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     14.2. CAPITALIZATION. Meridian's authorized capital stock consists of 2,000,000 shares of Common Stock, Won 5,000 par value, of which 567,853 shares are issued and outstanding.

     14.3. ISSUED STOCK. All the outstanding shares of its Common
Stock are duly authorized and validly issued, fully paid and non-assessable.

     14.4. CORPORATE AUTHORITY. Meridian has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

     14.5. TITLE. Meridian has good and marketable title to all the real property and good and valid title to all other property included in its most recent financial statements. The properties of Meridian are not subject to any mortgage, encumbrance, or lien of any kind.

     14.6. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Meridian or the Sub is subject or by which Meridian or the Sub is bound.

     15. CONDUCT OF BGHC PENDING THE MERGER DATE. BGHC covenants that between the date of this Agreement and the Merger Date:

     15.1. No change will be made in BGHC's Certificate of Incorporation or bylaws.

     15.2 BGHC will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

     15.3. BGHC will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     16. CONDUCT OF MERIDIAN PENDING THE MERGER DATE.
Meridian covenants that between the date of this Agreement and the Merger Date:

     16.1. No change will be made in the Meridian's Articles of incorporation or bylaws.

     16.2. Meridian will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     17. CONDITIONS PRECEDENT TO OBLIGATION OF BGHC.
BGHC's obligation to consummate the Merger shall be subject to fulfilment on or before the Merger Date of each of the following conditions, unless waived in writing by BGHC:

     17.1.MERIDIAN'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Meridian set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     17.2. MERIDIAN AND THE SUB'S COVENANTS. Meridian and the
Sub shall have performed all covenants required by this agreement to be performed by them on or before the Merger Date.

     17.3. APPROVAL. This agreement shall have been approved by Meridian and the Sub in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     18. CONDITIONS PRECEDENT TO OBLIGATION OF THE SUB
AND MERIDIAN. Meridian and the Sub's obligation to consummate the Merger shall be subject to fulfilment on or before the Merger Date of each of the following conditions, unless waived in writing by Meridian:

   18.1. BGHC'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of BGHC set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     18.2. BGHC'S COVENANTS. BGHC shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

     18.3. APPROVAL. This Agreement shall have been approved by BGHC in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     19. ACCESS. From the date hereof to the Merger Date, Meridian, BGHC and the Sub shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     20. CLOSING.

     20.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     20.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     20.3. At the Closing, BGHC shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Meridian:

(i) A list of the holders of record of the shares of BGHC Common
Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Meridian Common Stock to be issued to each holder;

(ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

(iii) Certified copies of the resolutions of the board of directors of BGHC authorizing the execution of this agreement and the consummation of the Merger;

(iv) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

(v) The shares certificates for the outstanding Common Stock of BGHC to be exchanged hereunder or, where any such certificate is not delivered, an affidavit of lost certificate or other reason for non-delivery.

     20.4. At the Closing, Meridian shall deliver to the Exchange Agent in satisfactory form, if not already delivered to BGHC:

(i) A list of its shareholders of record;

(ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

(iii) Certified copies of the resolutions of the board of directors of Meridian authorizing the execution of this agreement and the consummation of the Merger;

(iv) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein;

(v) the share certificates of Meridian(the "Meridian Certificates") to be delivered to the shareholders of BGHC hereunder, in proper names and amounts, as instructed by the Exchange Agent, and bearing legends, if any, required and appropriate under applicable securities laws; and

(vi) $50,000US to Penn Capital Canada Ltd. or its nominee for syndication services.

     20.5 RELEASE OF CONSIDERATION. Upon filing of the Articles of Merger and Certificate of Merger, the Exchange Agent is expressly authorized to:

          (i)  deliver the BGHC Certificates to Meridian;

          (ii)  deliver the Meridian Certificates to the BGHC Shareholders; and

          (iii)  deliver $50,000US  to Penn Capital Corp.

     21.ASSUMPTION OF REPORTING OBLIGAGTIONS. Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), Meridian will elect to become the successor issuer to BGHC for reporting purposes under the Securities Exchange Act of 1934.

     22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     23. ARBITRATION.

     23.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

     23.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties herebyirrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia.
Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     23.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Georgia, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     23.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     23.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     23.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     23.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     23.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     23.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other 0matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     23.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.3

24.ASSUMPTION OF REPORTING OBLIGAGTIONS. Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, Meridian will elect to become the successor issuer to BGHC for reporting purposes under the Securities Exchange Act of 1934.

  25. GENERAL PROVISIONS.

     25.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     25.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     25.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     25.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:


 If to BGHC, to:                   c/o Maitland & Company
                                   700 625 Howe Street
                                   Vancouver BC Canada

If to Meridian and the Sub , to:   103-608 Buchon - Technopark
                                   Samjung Dong, Ojung-Ky,
                                   Buchon, Kyonggi, Korea

     25. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     26. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     27. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

    28. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Maitland & Company, Vancouver BC.. The Closing shall take place upon the fulfilment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

    29. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.


    30. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     31. EFFECTIVE DATE. This effective date of this agreement shall be February 7, 2001.

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER
BETWEEN BY GEORGE CAPITAL, INC, MERIDIAN CORP. AND
ABR MERIDIAN (GEORGIA) CORP.

    IN WITNESS WHEREOF, the parties have executed this Agreement.

          BY GEORGE HOLDING CORP.

         By:   /s/ John Mackay  /s/
         -------------------------------
         JOHN MACKAY, President

         MERIDIAN CORP.

         By:   /s/Hyeon-Seong Myeong/s/
         -------------------------------
         HYEON-SEONG MYEONG, President

         ABR MERIDIAN (GEORGIA) INC.

         By:  /s/Hyeon-Seong Myeong/s/
         -------------------------------
         HYEON-SEONG MYEONG, Presiden